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                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


                                     among:

                                 EXELIXIS, INC.
                            a Delaware corporation;


                           ATHENS ACQUISITION CORP.,
                          a Delaware corporation; and


                                AGRITOPE, INC.,
                             a Delaware corporation



                          ---------------------------

                         Dated as of September 7, 2000

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


                                TABLE OF CONTENTS

                                                                            PAGE



1.    DESCRIPTION OF TRANSACTION..............................................1

      1.1   Merger of Merger Sub into the Company.............................1

      1.2   Effect of the Merger..............................................1

      1.3   Closing; Effective Time...........................................2

      1.4   Certificate of Incorporation and Bylaws; Directors and Officers...2

      1.5   Conversion of Shares..............................................2

      1.6   Closing of the Company's Transfer Books...........................4

      1.7   Exchange of Certificates..........................................4

      1.8   Tax Consequences..................................................5

      1.9   Accounting Consequences...........................................5

      1.10  Further Action....................................................6

      1.11  Appraisal Rights..................................................6

2.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........................6

      2.1   Due Organization; Subsidiaries; Etc...............................6

      2.2   Certificate of Incorporation and Bylaws...........................7

      2.3   Capitalization, Etc...............................................7

      2.4   SEC Filings; Financial Statements.................................9

      2.5   Absence of Changes...............................................10

      2.6   Title to Assets..................................................12

      2.7   Receivables; Customers...........................................13

      2.8   Real Property; Leasehold.........................................13

      2.9   Proprietary Assets...............................................13

      2.10  Contracts........................................................15

      2.11  Liabilities......................................................18

      2.12  Compliance with Legal Requirements...............................18

      2.13  Reserved.........................................................19

      2.14  Certain Business Practices.......................................19

      2.15  Governmental Authorizations......................................19

      2.16  Tax Matters......................................................20

      2.17  Employee and Labor Matters; Benefit Plans........................21


                                       i.

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                            PAGE



      2.18  Environmental Matters............................................23

      2.19  Insurance........................................................24

      2.20  Transactions with Affiliates.....................................25

      2.21  Legal Proceedings; Orders........................................25

      2.22  Authority; Inapplicability of Anti-takeover Statutes; Binding
            Nature of Agreement..............................................25

      2.23  Inapplicability of Section 2115 of California Corporations Code..26

      2.24  No Discussions...................................................26

      2.25  Section 203 of the DGCL Not Applicable...........................26

      2.26  Company Rights Agreement.........................................26

      2.27  Vote Required....................................................26

      2.28  Non-Contravention; Consents......................................27

      2.29  Fairness Opinion; Financial Advisor..............................28

      2.30  Full Disclosure..................................................28

3.    REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB................28

      3.1   Organization, Standing and Power.................................29

      3.2   Capitalization, Etc..............................................29

      3.3   SEC Filings; Financial Statements................................29

      3.4   Authority; Binding Nature of Agreement...........................29

      3.5   Non-Contravention; Consents......................................30

      3.6   Valid Issuance...................................................30

      3.7   Disclosure.......................................................30

      3.8   No Vote Required.................................................30

4.    CERTAIN COVENANTS OF THE COMPANY.......................................31

      4.1   Access and Investigation.........................................31

      4.2   Operation of the Company's Business..............................31

      4.3   No Solicitation..................................................35

5.    ADDITIONAL COVENANTS OF THE PARTIES....................................36

      5.1   Registration Statement; Prospectus/Proxy Statement...............36

      5.2   Company Stockholders' Meeting....................................37



                                       ii.

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                            PAGE



      5.3   Regulatory Approvals.............................................38

      5.4   Assumption of Stock Options; Termination of ESPP.................38

      5.5   Employee Benefits................................................40

      5.6   Indemnification of Officers and Directors........................41

      5.7   Additional Agreements............................................41

      5.8   Disclosure.......................................................42

      5.9   Affiliate Agreements.............................................42

      5.10  Tax Matters......................................................42

      5.11  Letter of the Company's Accountants..............................43

      5.12  Listing..........................................................43

      5.13  Resignation of Officers and Directors............................43

      5.14  Termination of Profit Sharing and Savings Plans..................43

      5.15  No Amendment of Company Rights Agreement.........................43

      5.16  Operation of Parent's Business...................................43

6.    CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB...........44

      6.1   Accuracy of Representations......................................44

      6.2   Performance of Covenants.........................................45

      6.3   Effectiveness of Registration Statement..........................45

      6.4   Stockholder Approval.............................................45

      6.5   Consents.........................................................45

      6.6   Agreements and Documents.........................................45

      6.7   Employees........................................................46

      6.8   No Material Adverse Effect.......................................46

      6.9   HSR Act..........................................................46

      6.10  Listing..........................................................46

      6.11  No Restraints....................................................46

      6.12  No Governmental Litigation.......................................46

      6.13  No Other Litigation..............................................47

      6.14  Company Rights Agreement.........................................47

7.    CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY......................47



                                      iii.

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                            PAGE



      7.1   Accuracy of Representations......................................47

      7.2   Performance of Covenants.........................................48

      7.3   Effectiveness of Registration Statement..........................48

      7.4   Stockholder Approval.............................................48

      7.5   Documents........................................................48

      7.6   HSR Act..........................................................48

      7.7   Listing..........................................................48

      7.8   No Restraints....................................................48

      7.9   No Material Adverse Effect.......................................48

8.    TERMINATION............................................................48

      8.1   Termination......................................................48

      8.2   Effect of Termination............................................50

      8.3   Expenses; Termination Fees.......................................50

9.    MISCELLANEOUS PROVISIONS...............................................51

      9.1   Amendment........................................................51

      9.2   Waiver...........................................................51

      9.3   No Survival of Representations and Warranties....................51

      9.4   Entire Agreement; Counterparts...................................51

      9.5   Applicable Law; Jurisdiction.....................................51

      9.6   Disclosure Schedule..............................................52

      9.7   Attorneys' Fees..................................................52

      9.8   Assignability....................................................52

      9.9   Notices..........................................................52

      9.10  Cooperation......................................................53

      9.11  Construction.....................................................53









                                      iv.

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION



     THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("Agreement") is made and entered into as of September 7, 2000, by and among: EXELIXIS, INC., a
Delaware corporation ("Parent"); ATHENS ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"); and AGRITOPE, INC., a Delaware corporation (the "Company"). Certain capitalized terms used in this Agreement are defined in Exhibit A.

                                    RECITALS

     A. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub into the Company in accordance with this Agreement and the Delaware General Corporation Law (the "Merger"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly-owned subsidiary of Parent.

     B. It is intended that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). For financial reporting purposes, it is intended that the Merger be accounted for as a "purchase."

     C. The respective boards of directors of Parent, Merger Sub and the Company have approved this Agreement and approved the Merger.

     D. In order to induce Parent to enter into this Agreement and to consummate the Merger, concurrently with the execution and delivery of this Agreement, certain stockholders who are directors, officers or represented on the board of directors of the Company are entering into voting agreements pursuant to which they are agreeing to vote in favor of the adoption of this Agreement and the approval of the Merger and the other transactions contemplated by this Agreement.

                                    AGREEMENT

     The parties to this Agreement, intending to be legally bound, agree as follows:

1. DESCRIPTION OF TRANSACTION

     1.1 MERGER OF MERGER SUB INTO THE COMPANY. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the "Surviving Corporation").

     1.2 EFFECT OF THE MERGER. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the Delaware General Corporation Law (the "DGCL").





                                       1.

     1.3 CLOSING; EFFECTIVE TIME. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Cooley Godward LLP, located at Five Palo Alto Square, 3000 El Camino Real, Palo Alto, California, at 10:00 a.m. on a date to be designated by Parent (the "Closing Date"), which shall be no later than the fifth business day after the satisfaction or waiver of the conditions set forth in Sections 6 and 7. Contemporaneously with or as promptly as practicable after the Closing, the parties hereto shall cause a properly executed certificate of merger conforming to the requirements of the DGCL (the "Certificate of Merger") to be filed with the Secretary of State of the State of Delaware. The Merger shall take effect at the time the Certificate of Merger is filed with the Secretary of State of the State of Delaware or at such later time as may be specified in the Certificate of Merger (the "Effective Time").

     1.4 CERTIFICATE OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS. Unless otherwise determined by Parent prior to the Effective Time:

          (A) the certificate of incorporation of the Surviving Corporation shall be amended and restated as of the Effective Time to substantially conform to the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time;

          (B) the bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to substantially conform to the bylaws of Merger Sub as in effect immediately prior to the Effective Time; and

          (C)  the  directors   and  officers  of  the   Surviving   Corporation
immediately after the Effective Time shall be the respective individuals who are directors and officers of Merger Sub immediately prior to the Effective Time.

     1.5  CONVERSION OF SHARES.

          (A) Subject to the other subsections of this Section 1.5 and Section 1.11, at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the
Company:

               (I) any shares of Company Capital Stock then held by the Company or any Subsidiary of the Company (or held in the Company's treasury), together with any associated rights (the "Rights") issuable under that certain Rights Agreement, dated as of November 14, 1997, between the Company and ChaseMellon Shareholder Services, L.L.C., as amended (the "Company Rights Agreement"), shall be canceled at the Effective Time, and no consideration shall be delivered in exchange therefor;

               (II) any shares of Company Capital Stock then held by Parent, Merger Sub or any other Subsidiary of Parent shall be canceled at the Effective Time, and no consideration shall be delivered in exchange therefor;

               (III) each share of the common stock, $0.001 par value per share, of Merger Sub then outstanding shall be converted into one share of common stock of the Surviving Corporation; and





                                       2.

               (IV) except as provided in clauses "(1)" and "(2)" of this sentence and subject to Section 1.5(b), Section 1.5(c), Section 1.5(d) and
Section 1.11, each share of Company Capital Stock then outstanding shall be converted into the right to receive that fraction of a share of Parent Common Stock equal to the "Exchange Ratio." The Exchange Ratio shall be equal to a fraction (rounded to the nearest fifth decimal point), (A) the numerator of which shall be equal to $14.00 and (B) the denominator of which shall be equal to the Parent Average Closing Price (as defined below); PROVIDED, HOWEVER, as follows:

                      (1) In the event the Parent Average Closing Price shall be less than or equal to $40.00, then the Exchange Ratio shall be equal to 0.35 and

                      (2) In the event the Parent Average Closing Price shall be greater than or equal to $50.00, then the Exchange Ratio shall be equal to 0.28.

For purposes of this Agreement, "Parent Average Closing Price" means the average of the closing sale price of a share of Parent Common Stock as reported on the Nasdaq National Market for the 20 trading days ending on, and including, the fifth trading day immediately preceding the Closing Date (rounded to the nearest hundredth).

          (B) If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock or Parent Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the Exchange Ratio shall be appropriately adjusted.

          (C) If any shares of Company Capital Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company or under which the Company has any rights, then the shares of Parent Common Stock issued in exchange for such shares of Company Capital Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends. The Surviving Corporation shall take all action that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

          (D) No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates or scrip for any such fractional shares shall be issued. Any holder of Company Capital Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, in lieu of such fraction of a share and, upon surrender of such holder's Company Stock Certificate(s) (as defined in Section 1.6) be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the closing sales price of a share of Parent Common Stock as reported on the Nasdaq National Market on the second day preceding the Closing Date.




                                       3.

     1.6 CLOSING OF THE COMPANY'S TRANSFER BOOKS. At the Effective Time: (a) all shares of Company Capital Stock outstanding immediately prior to the Effective Time shall automatically be canceled, and all holders of certificates representing shares of Company Capital Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company; and (b) the stock transfer books of the Company shall be closed with respect to all shares of Company Capital Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Capital Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any shares of Company Capital Stock (a "Company Stock Certificate") is presented to the Exchange Agent (as defined in Section 1.7) or to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.7.

     1.7  EXCHANGE OF CERTIFICATES.

          (A) On or prior to the Closing Date, Parent shall select a reputable bank or trust company reasonably acceptable to the Company to act as exchange agent in the Merger (the "Exchange Agent"). As soon as practicable after the Effective Time, Parent shall deposit with the Exchange Agent (i) certificates representing the shares of Parent Common Stock issuable pursuant to this Section 1 and (ii) cash sufficient to make payments in lieu of fractional shares in accordance with Section 1.5(d). The shares of Parent Common Stock and cash amounts so deposited with the Exchange Agent, together with any dividends or distributions received by the Exchange Agent with respect to such shares, are referred to collectively as the "Exchange Fund."

          (B) As soon as reasonably practicable after the Effective Time, the Exchange Agent will mail to the record holders of Company Stock Certificates (i) a letter of transmittal in customary form and containing such provisions as Parent and the Company may reasonably specify (including a provision confirming that delivery of Company Stock Certificates shall be effected, and risk of loss and title to Company Stock Certificates shall pass, only upon delivery of such Company Stock Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for certificates representing Parent Common Stock. Upon surrender of a Company Stock Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Parent, (1) the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to the provisions of Section 1.5 (and cash in lieu of any fractional share of Parent Common Stock) and (2) the Company Stock Certificate so surrendered shall be canceled. In the event of a transfer of ownership of Company Capital Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a transferee if the Company Stock Certificate is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 1.7(b), each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive shares of Parent Common Stock (and cash in lieu of any fractional share of Parent Common Stock) as contemplated by Section 1. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its




                                       4.

discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond, if (and in the amount) required by the Exchange Agent in order to issue certificates for Parent Common Stock, and/or an indemnity agreement as indemnity against any claim that may be made against the Exchange Agent, Parent or the Surviving Corporation with respect to such Company Stock Certificate.

          (C) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock which such holder has the right to receive upon surrender thereof until such holder surrenders such Company Stock Certificate in accordance with this Section 1.7 (at which time such holder shall be entitled, subject to the effect of applicable escheat or similar laws, to receive all such dividends and distributions, without interest).

          (D) Any portion of the Exchange Fund that remains undistributed to holders of Company Stock Certificates as of the date 360 days after the date on which the Merger becomes effective shall be delivered to Parent upon demand, and any holders of Company Stock Certificates who have not theretofore surrendered their Company Stock Certificates in accordance with this Section 1.7 shall thereafter look only to Parent for satisfaction of their claims for Parent Common Stock, cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

          (E) Each of the Exchange Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or any provision of state, local or foreign tax law or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

          (F) Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of Company Common Stock or to any other Person with respect to any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property law, escheat law or similar Legal Requirement.

     1.8 TAX CONSEQUENCES. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

     1.9 ACCOUNTING CONSEQUENCES. For financial reporting purposes, the Merger is intended to be accounted for as a "purchase."




                                       5.

     1.10 FURTHER ACTION. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

     1.11 APPRAISAL RIGHTS.

          (A) Notwithstanding anything to the contrary contained in this Agreement, any shares of Company Capital Stock that, as of the Effective Time, are or may become "dissenting shares" within the meaning of Section 262 of the DGCL ("Dissenting Shares"), shall not be converted into or represent the right to receive Parent Common Stock in accordance with Section 1.5 (or cash in lieu of fractional shares in accordance with Section 1.5(d)), and the holder or holders of such shares shall be entitled only to such rights as may be granted to such holder or holders in Section 262 of the DGCL; PROVIDED, HOWEVER, that if the status of any such shares as Dissenting Shares shall not be perfected in accordance with Section 262 of the DGCL, or if any such shares shall lose their status as Dissenting Shares, then, as of the later of the Effective Time or the time of the failure to perfect such status or the loss of such status, such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of the certificate or certificates representing such shares) Parent Common Stock in accordance with Section 1.5 (and cash in lieu of fractional shares in accordance with Section 1.5(d)).

          (B) The Company shall give Parent (i) prompt notice of any written demand received by the Company prior to the Effective Time to require the Company to purchase Dissenting Shares pursuant to Section 262 of the DGCL and of any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the DGCL and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. The Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand unless Parent shall have consented in writing to such payment or settlement offer.

2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to and for the benefit of Parent and Merger Sub as follows:

     2.1  DUE ORGANIZATION; SUBSIDIARIES; ETC.

          (A) The Company has no Subsidiaries, except for the Entities identified in Part 2.1(a)(i) of the Company Disclosure Schedule; and neither the Company nor any of the other Entities identified in Part 2.1(a)(i) of the Company Disclosure Schedule owns any capital stock of, or any equity interest of any nature in, any other Entity, other than the Entities identified in Part 2.1(a)(ii) of the Company Disclosure Schedule. (The Company and each of its Subsidiaries are referred to collectively in this Agreement as the "Acquired Corporations.") Except as set forth in Part 2.1(a)(iii) of the Company Disclosure Schedule, none of the Acquired Corporations has agreed or is obligated to make, or is bound by any Contract under which it may become




                                       6.

obligated to make, any future investment in or capital contribution to any other Entity. Except as set forth in Part 2.1(a)(iv) of the Company Disclosure Schedule, none of the Acquired Corporations has, at any time, been a general partner of, or has otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership or other Entity.

          (B) Except as set forth in Part 2.1(b) of the Company Disclosure Schedule, each of the Acquired Corporations is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound.

          (C) Each of the Acquired Corporations is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification and where the failure to be so qualified would reasonably be expected to have a Material Adverse Effect on such Acquired Corporation.

     2.2 CERTIFICATE OF INCORPORATION AND BYLAWS. The Company has delivered to Parent accurate and complete copies of the certificate of incorporation, bylaws and other charter or similar organizational documents of the respective Acquired Corporations, including all amendments thereto.

     2.3  CAPITALIZATION, ETC.

          (A)  The  authorized   capital  stock  of  the  Company  consists  of:
30,000,000 shares of Company Common Stock, of which 4,141,591 shares have been issued and are outstanding as of the date of this Agreement; and (ii) 10,000,000 shares of Company Preferred Stock, of which (i) 1,000,000 shares have been designated Series A Preferred Stock, of which 714,285 shares are issued and outstanding as of the date of this Agreement, and (ii) 30,000 shares have been designated Series B Junior Participating Preferred Stock, none of which are issued and are outstanding as of the date of this Agreement. Each share of Company Series A Preferred Stock is convertible into one share of Company Common Stock. The Company has not repurchased any shares of its capital stock. As of the date of this Agreement, the Company holds no shares of Company Capital Stock in its treasury. All of the outstanding shares of Company Capital Stock have been duly authorized and validly issued, and are fully paid and nonassessable. As of the date of this Agreement, there are no shares of Company Capital Stock held by any of the other Acquired Corporations. Except as set forth in Part 2.3(a)(i) of the Company Disclosure Schedule: (i) none of the outstanding shares of Company Capital Stock is entitled or subject to any preemptive right, right of first offer or any similar right created by the Company or imposed under applicable law with respect to capital stock of the Company; (ii) none of the outstanding shares of Company Capital Stock is subject to any right of first refusal in favor of the Company; and (iii) there is no Acquired Corporation Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company Capital Stock. None of the Acquired Corporations is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Capital Stock. No Company Common Stock, Company




                                       7.

Preferred Stock or other securities of the Company, the Surviving Corporation, Parent or any of their respective affiliates will be subject to issuance pursuant to the Company Rights Agreement as a result of the Merger or the other transactions contemplated by this Agreement and the Voting Agreement, and no Distribution Date (as defined in the Company Rights Agreement) or Stock Acquisition Date (as defined in the Company Rights Agreement) shall have occurred as a result of the Merger or the other transactions contemplated by this Agreement and the Voting Agreement.

          (B) As of the date of this Agreement, the Company has reserved: (i) 2,000,000 shares of Company Common Stock for issuance under its 1997 Stock Award Plan (the "1997 Stock Award Plan") to employees, advisory board members, officers or directors of, or consultants to, the Company, of which options to acquire 1,900,743 shares of Company Common Stock have been granted and are outstanding; (ii) an additional 583,333 shares of Company Common Stock for issuance upon exercise of Company Common Stock Warrants; (iii) 125,000 shares of Company Series A Preferred Stock for issuance upon exercise of Company Preferred Stock Warrants and an additional 714,285 shares of Company Common Stock for issuance upon the conversion of the Company Series A Preferred Stock; (iv) an additional 250,000 shares of Company Common Stock for issuance pursuant to the Company's Employee Stock Purchase Plan (the "ESPP"); (v) no additional shares of Company Common Stock for issuance pursuant to the Company's 1997 Employee Stock Ownership Plan (the "ESOP"); and (vi) all of the shares of Series B Junior Participating Preferred Stock for issuance upon exercise of the rights issued pursuant to the Company Rights Agreement. The Company has delivered to Parent as of the date hereof a true and complete list setting forth the following information with respect to each Company Option outstanding as of the date of this Agreement: (i) the particular plan (if any) pursuant to which such Company Option was granted; (ii) the name of the optionee; (iii) the number of shares of Company Common Stock subject to such Company Option; (iv) the exercise price of such Company Option; (v) the date on which such Company Option was granted; (vi) the applicable vesting schedules (which applicable vesting schedule may be provided by means of a general description of the vesting schedules applicable to outstanding Company Options), and the extent to which such Company Option is vested and exercisable as of the date of this Agreement; and (vii) the date on which such Company Option expires. The Company has delivered to Parent accurate and complete copies of all stock option plans pursuant to which the Company has ever granted stock options, the forms of all stock option agreements evidencing such options. The Company has delivered to Parent accurate and complete copies of the Company Warrants. The exercise price of each Company Warrant as of the date of this Agreement is set forth in Part 2.3(b) of the Company Disclosure Schedule.

          (C) Except as set forth in Section 2.3(b), there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; (iii) stockholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) to the knowledge of the Company, condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Acquired Corporations.




                                       8.

          (D) All outstanding shares of Company Common Stock, all outstanding shares of Company Series A Preferred Stock, all outstanding Company Options, all outstanding Company Warrants and all outstanding shares of capital stock of each Subsidiary of the Company have been issued and granted in compliance in all material respects with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

          (E) Except as set forth in Part 2.3(e) of the Company Disclosure Schedule, all of the outstanding shares of capital stock or other ownership interests of the Entities identified in Part 2.1(a) of the Company Disclosure Schedule that have been issued to the Company have been duly authorized and are validly issued, are fully paid and nonassessable and are owned beneficially and of record by the Company, free and clear of any Encumbrances.

     2.4  SEC FILINGS; FINANCIAL STATEMENTS.

          (A) The Company has delivered or made available (including through the SEC EDGAR system) to Parent accurate and complete copies of all registration statements, proxy statements and other statements, reports, schedules, forms and other documents filed by the Company with the SEC since December 24, 1997 and all amendments thereto (the "Company SEC Documents"). All statements, reports, schedules, forms and other documents required to have been filed by the Company with the SEC have been so filed. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (B) The consolidated financial statements (including any related notes) contained in the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments which will not, individually or in the aggregate, be material in amount), and (iii) fairly present the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its Subsidiaries for the periods covered thereby.

          (C) The Company has delivered to Parent an unaudited consolidated balance sheet of the Company and its subsidiaries as of June 30, 2000 (the "Unaudited Interim Balance Sheet" and the "Unaudited Interim Balance Sheet Date") as filed by the Company in its Quarterly Report on Form 10-Q filed with the SEC, and the related unaudited consolidated statement of operations, statement of stockholders' equity and statement of cash flows of the Company and its subsidiaries for the nine months then ended. The financial statements referred




                                       9.

to in this Section 2.4(c): (i) were prepared in accordance with generally accepted accounting principles applied on a basis consistent with the basis on which the financial statements referred to in Section 2.4(b) were prepared (except that such financial statements do not contain footnotes and are subject to normal and recurring year-end adjustments which will not, individually or in the aggregate, be material in amount), and (ii) fairly present the consolidated financial position of the Company and its subsidiaries as of the Unaudited Interim Balance Sheet Date and the consolidated results of operations and cash flows of the Company and its subsidiaries for the periods covered thereby.

     2.5 ABSENCE OF CHANGES. Except as set forth in Part 2.5 of the Company Disclosure SCHEDULE, since September 30, 1999:

          (A) there has not been any material adverse change in the business, condition, assets, liabilities, operations or results of operations of the Acquired Corporations taken as a whole, and no event has occurred, in either case that would reasonably be expected to have a Material Adverse Effect on the Acquired Corporations;

          (B) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the assets of any of the Acquired Corporations (whether or not covered by insurance) that has had or would reasonably be expected to have a Material Adverse Effect on the Acquired Corporations;

          (C) none of the Acquired Corporations has (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

          (D) except as reflected in the financial statements included in the Company SEC Documents filed from and after January 1, 2000, none of the Acquired Corporations has sold, issued or granted, or authorized the issuance or grant of, (i) any capital stock or other security (except for Company Common Stock issued upon the valid exercise of outstanding Company Options in accordance with the terms of the option agreement pursuant to which such Company Options are outstanding and shares of Company Common Stock to be issued pursuant to the ESPP or the ESOP), (ii) any option, call, warrant or right to acquire any capital stock or any other security (except (A) for Company Options described in Section 2.3(b)(i), (B) subject to Section 4.2(b)(ii), for future grants of options under the Company's stock option plans, and (C) pursuant to the ESPP or ESOP), or
(iii) any instrument convertible into or exchangeable for any capital stock or other security;

          (E) the Company has not amended or waived any of its material rights under, or permitted the acceleration of vesting under, (i) any provision of any of the Company's stock option plans, (ii) any provision of any agreement evidencing any outstanding Company Option, Company Warrant or other security or
(iii) any restricted stock purchase agreement;

          (F) there has been no amendment to the certificate of incorporation, bylaws or other charter or organizational documents of any of the Acquired Corporations, and none of the Acquired Corporations has effected or been a party to any merger, consolidation, amalgamation, share exchange, business combination, recapitalization, reclassification of shares, stock split,




                                       10.

division or subdivision of shares, reverse stock split, consolidation of shares or similar transaction;

          (G) none of the Acquired Corporations has formed any Subsidiary or acquired any equity interest or other interest in any other Entity;

          (H) except as reflected in the financial statements included in the Company SEC Documents filed from and after January 1, 2000 and except as contemplated by the Agrinomics LLC operating plan furnished to Parent on the date hereof, none of the Acquired Corporations has made any capital expenditure which, when added to all other capital expenditures made on behalf of the Acquired Corporations since September 30, 1999, exceeds $250,000 in the aggregate;

          (I) except as reflected in the Company SEC Documents filed from and after January 1, 2000, and except in the ordinary course of business and consistent with past practices, none of the Acquired Corporations has (i) entered into or permitted any of the assets owned or used by it to become bound by any Material Contract (as defined in Section 2.10(a)), or (ii) amended or terminated, or waived any material right or remedy under, any Material Contract;

          (J) except as reflected in the financial statements included in the Company SEC Documents filed from and after January 1, 2000, none of the Acquired Corporations has written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness exceeding in the aggregate $75,000;

          (K) except in the ordinary course of business and consistent with past practices or as set forth on Part 2.5(k) of the Company Disclosure Schedule, none of the Acquired Corporations has (i) acquired, leased or licensed any material right or other material asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any material right or other material asset to any other Person, or (iii) waived or relinquished any right;

          (L) except as reflected in the financial statements included in the Company SEC Documents filed from and after January 1, 2000, none of the Acquired Corporations has made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except (i) for pledges of immaterial assets made in the ordinary course of business and consistent with past practices, (ii) for liens for current taxes which are not yet due and payable, and (iii) for easements, covenants, rights of way or other similar restrictions and imperfections of title which have not adversely affected in any material respect, and which are not reasonably expected to adversely affect in any material respect, the business or operations of any of the Acquired Corporations;

          (M) except as reflected in the financial statements included in the Company SEC Documents filed from and after January 1, 2000 or as set forth on
Part 2.5(m) of the Company Disclosure Schedule, none of the Acquired Corporations has (i) lent money to any Person, except for advances to employees for valid business purposes or loans for relocation expenses, in each case, in the ordinary course of business and consistent with past practices, or (ii) incurred or guaranteed any indebtedness for borrowed money;




                                       11.

          (N) except as set forth on Part 2.5(n) of the Company Disclosure Schedule, none of the Acquired Corporations has (i) established or adopted any Plan (as defined in Section 2.17(a)), or (ii) caused or permitted any Plan to be amended in any material respect;

          (O) none of the Acquired Corporations has paid any bonus or made any profit-sharing or similar payment to, or materially increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, except (i) pursuant to existing bonus plans and other Plans referred to in Part 2.17(a) of the Company Disclosure Schedule; and (ii) for normal bonuses or increases in wages, salaries or commissions to non-officer employees in accordance with each Acquired Corporation's customary review process or otherwise in a manner consistent with each Acquired Corporation's past practices;

          (P) none of the Acquired Corporations has changed any of its methods of accounting or accounting practices in any material respect;

          (Q) none of the Acquired Corporations has made any material Tax election;

          (R) none of the Acquired Corporations has commenced or settled any Legal Proceeding;

          (S) except as reflected in the Company SEC Documents filed from and after January 1, 2000, none of the Acquired Corporations has entered into any material transaction or taken any other material action that has had, or would reasonably be expected to have, a Material Adverse Effect on the Acquired Corporations;

          (T) except as reflected in the Company SEC Documents filed from and after January 1, 2000, none of the Acquired Corporations has entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with past practices; and

          (U) except as reflected in the Company SEC Documents filed from and after January 1, 2000, none of the Acquired Corporations has agreed or committed to take any of the actions referred to in the foregoing subsections of this
Section 2.5.

     2.6 TITLE TO ASSETS. Except as set forth in Part 2.6 of the Company Disclosure Schedule, the Acquired Corporations own, and have good and valid title to, all tangible personal property purported to be owned by them, including: (i) all tangible personal property reflected on the Unaudited Interim Balance Sheet (except for inventory sold or otherwise disposed of in the ordinary course of business since the date of the Unaudited Interim Balance Sheet); and (ii) all other assets reflected in the books and records of the Acquired Corporations as being owned by the Acquired Corporations. All of said items of tangible personal property are owned by the Acquired Corporations free and clear of any Encumbrances, except for (1) any lien for current taxes not yet due and payable, (2) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the tangible personal property subject thereto or materially impair the operations of any of the Acquired Corporations, (3) liens described in Part 2.6 of the Company Disclosure Schedule and (4) liens except as reflected in the Company SEC Documents filed from and after January 1, 2000.




                                       12.

     2.7 RECEIVABLES; CUSTOMERS. Except as set forth in Part 2.7(a) of the Company Disclosure Schedule, all existing accounts receivable of the Acquired Corporations (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since June 30, 2000 and have not yet been collected) represent valid obligations of customers of the Acquired Corporations arising from bona fide transactions entered into in the ordinary course of business.
Part 2.7(b) of the Company Disclosure Schedule accurately identifies, and provides an accurate and complete breakdown of the revenues received from, each customer or other Person that accounted for (i) more than $175,000 of the consolidated gross revenues of the Acquired Corporations in the fiscal year ended September 30, 1999 or (ii) more than $250,000 of the consolidated gross revenues of the Acquired Corporations in the nine-month period ended June 30, 2000. Except as set forth in Part 2.7(c) of the Company Disclosure Schedule, the Company has not received any notice or other communication (in writing or otherwise), and, to the knowledge of the Company, has not received any other information, indicating that (a) any material customer is likely to cease dealing with the Company or (b) any material customer is dissatisfied in any material respect with the operation of any product, system or program currently maintained, sold or licensed by any of the Acquired Corporations or with any services performed by any of the Acquired Corporations since January 1, 1998.

     2.8 REAL PROPERTY; LEASEHOLD. All material items of equipment and other tangible assets owned by or leased to the Acquired Corporations are adequate for the uses to which they are being put, are in good and safe condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the business of the Acquired Corporations in the manner in which such business is currently being conducted. None of the Acquired Corporations own any real property or any interest in real property, except for (i) the leaseholds created under the real property leases identified in Part 2.8(i) of the Company Disclosure Schedule and (ii) the land described in Part 2.8(ii) of the Company Disclosure Schedule to which the Company has good and marketable fee title and which is owned by the Company free and clear of any Encumbrances, except for the Encumbrances identified in Part 2.8(ii) of the Company Disclosure Schedule.

     2.9  PROPRIETARY ASSETS.

          (A) Part 2.9(a)(i) of the Company Disclosure Schedule sets forth, with respect to each Proprietary Asset owned by, licensed to or otherwise used by any of the Acquired Corporations in their business as planned or presently conducted and registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application. Part 2.9(a)(ii) of the Company Disclosure Schedule identifies and provides a brief description of each Proprietary Asset (excluding trade secrets) owned by any of the Acquired Corporations that is material to the business of the Acquired Corporations as planned or presently conducted. Part 2.9(a)(iii) of the Company Disclosure
Schedule identifies and provides a brief description of, and identifies any ongoing royalty or payment obligations in excess of $10,000 annually with respect to, each Proprietary Asset that is licensed or otherwise made available to any of the Acquired Corporations by any Person and is material to the business of the Acquired Corporations (except for any Proprietary Asset that is licensed to any Acquired Corporation under any third party software license generally available




                                       13.

to the public), and identifies the Contract under which such Proprietary Asset is being licensed or otherwise made available to such Acquired Corporation. Except as set forth in Part 2.9(a)(iv) of the Company Disclosure Schedule, the Acquired Corporations have good and valid title to, and exclusive ownership of or exclusive license to use, all of their Proprietary Assets identified or required to be identified in Parts 2.9(a)(i) and 2.9(a)(ii) of the Company Disclosure Schedule that are material to the conduct of the business of the Acquired Corporations, free and clear of all Encumbrances. All of the rights of the Acquired Corporations in all of such Proprietary Assets are freely transferable and the Acquired Corporations have a valid right to use, license and otherwise exploit all Proprietary Assets identified in Part 2.9(a)(iii) of the Company Disclosure Schedule. Except as set forth in Part 2.9(a)(v) of the Company Disclosure Schedule, none of the Acquired Corporations has developed jointly with any other Person any Acquired Corporation Proprietary Asset that is material to the business of the Acquired Corporations and with respect to which such other Person has any rights. Except as set forth in Part 2.9(a)(vi) of the Company Disclosure Schedule, there is no Acquired Corporation Contract pursuant to which any Person has any right (whether or not currently exercisable) to use, license or otherwise exploit any Acquired Corporation Proprietary Asset.

          (B) Except as set forth in Part 2.9(b)(i) of the Company Disclosure Schedule, all such Proprietary Assets have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights, or the corresponding offices of other jurisdictions as identified in the Company Disclosure Schedule, and have been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations of the United States and each such jurisdiction and, except as stated in Part 2.9(b)(ii) of the Company Disclosure Schedule, all of the rights and Proprietary Assets of the Acquired Corporations thereunder are freely assignable without the consent of any person or entity and will be transferred or assigned to Parent and Merger Sub at Closing.

          (C) Part 2.9(c)(i) of the Company Disclosure Schedule sets forth all licenses or other agreements under which the Acquired Corporations are granted rights in Proprietary Assets. Except as set forth in Part 2.9(c)(ii), all said licenses or other agreements are in full force and effect, there is no material default by any Acquired Corporation or, to the knowledge of the Company, by any other party thereto, and, except as set forth in Part 2.9(c)(iii), all of the rights of the Acquired Corporations thereunder are freely assignable without the consent of any person or entity. Except as set forth in Part 2.9(c)(iv), to the knowledge of the Acquired Corporations and Parent, the licensors under said licenses and other agreements have and had all requisite power and authority to grant the rights purported to be conferred thereby. True and complete copies of all such licenses or other agreements, and any amendments thereto, have been provided to Parent.

          (D) The Acquired Corporations have taken reasonable measures and precautions to protect and maintain the confidentiality, secrecy and value of all material Acquired Corporation Proprietary Assets (except Acquired Corporation Proprietary Assets whose value would be unimpaired by disclosure). Without limiting the generality of the foregoing, except as set forth in Part 2.9(d) of the Company Disclosure Schedule, (i) each current or former employee of any Acquired Corporation who is or was involved in, or who has contributed to, the creation or development of any material Acquired Corporation Proprietary Asset has executed and delivered to such Acquired Corporation an agreement (containing no




                                       14.

exceptions   to  or  exclusions   from  the  scope  of  its  coverage)  that  is
substantially identical to the form of the Company's Agreement Concerning Inventions, Discoveries, Improvements, Trade Secrets and Other Confidential Information previously delivered by the Company to Parent, and (ii) each current and former consultant and independent contractor to any Acquired Corporation who is or was involved in, or who has contributed to, the creation or development of any material Acquired Corporation Proprietary Asset has executed and delivered to the Company an agreement (containing no material exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of the Company's Agreement Concerning Inventions, Discoveries, Improvements, Trade Secrets and Other Confidential Information previously delivered to Parent. No current or former employee, officer, director, stockholder, consultant or independent contractor has any right, claim or interest in or with respect to any Acquired Corporation Proprietary Asset.

          (E) To the knowledge of the Company: (i) all patents, trademarks, service marks and copyrights held by any of the Acquired Corporations are valid, enforceable and subsisting; (ii) none of the Acquired Corporation Proprietary Assets and no Proprietary Asset that is currently being developed by any of the Acquired Corporations (either by itself or with any other Person) misappropriates any Proprietary Asset owned or used by any other Person, and the use of Acquired Corporation Proprietary Assets in their intended or contemplated manner does not require a license under or other rights to use any Proprietary Asset owned by any other Person; (iii) none of the products, formula, compositions of matter, inventions, designs, technology, proprietary rights or other intellectual property rights or intangible assets that is or has been designed, created, developed, assembled, manufactured or sold by any of the Acquired Corporations is infringing, misappropriating or making any unlawful or unauthorized use of any Proprietary Asset owned or used by any other Person, and none of such products has at any time infringed, misappropriated or made any unlawful or unauthorized use of any Proprietary Asset owned or used by any other Person; (iv) none of the Acquired Corporations has received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful or unauthorized use of, any Proprietary Asset owned or used by any other Person; and (v) no other Person is infringing, misappropriating or making any unlawful or unauthorized use of any material Acquired Corporation Proprietary Asset.

          (F) To the knowledge of the Company, the Acquired Corporation Proprietary Assets constitute all the Proprietary Assets necessary to enable the Acquired Corporations to conduct their business in the manner in which such business is presently being conducted and is currently proposed to be conducted. Except as set forth in Part 2.9(f) of the Company Disclosure Schedule, none of the Acquired Corporations has (i) licensed any of the material Acquired Corporation Proprietary Assets to any Person on an exclusive basis, or (ii) entered into any covenant not to compete or Contract limiting or purporting to limit the ability of any Acquired Corporation to exploit fully any material Acquired Corporation Proprietary Assets or to transact business in any market or geographical area or with any Person.

     2.10 CONTRACTS.


          (A) Part 2.10 of the Company Disclosure Schedule identifies each Acquired Corporation Contract that constitutes a "Material Contract" as of the date of this Agreement. For




                                       15.

purposes of this Agreement, each of the following Contracts (to the extent that any of the Acquired Corporations has (or may have) any liability or obligation thereunder or with respect thereto after the date of this Agreement) shall be deemed to constitute a "Material Contract":

               (I) any Contract relating to the employment of, or the performance of services by, any employee or consultant (other than any offer letter provided to any employee of any of the Acquired Corporations which provides for "at will" employment); any Contract pursuant to which any of the Acquired Corporations is or may become obligated to make any severance, termination or similar payment to any current or former employee or director; and any Contract pursuant to which any of the Acquired Corporations is or may become obligated to make any bonus or similar payment (other than payments in respect of salary) in excess of $25,000 to any current or former employee or director;

               (II) any Contract (A) with any customer of any of the Acquired Corporations except for standard purchase orders; or (B) with respect to the distribution or marketing of any product of any of the Acquired Corporations;

               (III) any Contract relating to the acquisition, transfer, development, sharing or license of any Proprietary Asset (except for any Contract pursuant to which any Proprietary Asset is licensed by any of the Acquired Corporations to any Person on a non-exclusive basis);

               (IV) any Contract which provides for indemnification of any officer, director, employee or agent;

               (V) any Contract imposing any restriction on the right or ability of any Acquired Corporation (A) to compete with any other Person, (B) to acquire any material product or other asset or any services from any other Person, (C) to solicit, hire or retain any Person as an employee, consultant or independent contractor, (D) to develop, sell, supply, distribute, offer, support or service any product or any technology or other asset to or for any other Person, (E) to perform services for any other Person or (F) to transact business or deal in any other manner with any other Person;

               (VI) any Contract (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities, other than pursuant to the Company Rights Agreement, Company Options, Company Warrants or the ESPP or the ESOP, (B) providing any Person with any preemptive right, right of participation, right of maintenance or any similar right with respect to any securities or (C) providing any of the Acquired Corporations with any right of first refusal with respect to, or right to purchase or otherwise acquire, any securities;

               (VII) any Contract incorporating or relating to any guaranty, any warranty or any indemnity or similar obligation, except for Contracts entered into in the ordinary course of business;

               (VIII) any Contract relating to any currency hedging;




                                       16.

               (IX) any Contract imposing any confidentiality obligation on any of the Acquired Corporations other than nondisclosure agreements entered into in the ordinary course of business;

               (X) any Contract to which any Governmental Body is a party; and any other Contract directly or indirectly benefiting any Governmental Body (including any subcontract or other Contract between any Acquired Corporation and any contractor or subcontractor to any Governmental Body), except for Contracts entered into in the ordinary course of business for the license, maintenance or service of products;

               (XI) any Contract with obligations in excess of $50,000 that has a term of more than 60 days and that may not be terminated by an Acquired Corporation (without penalty) within 60 days after the delivery of a termination notice by such Acquired Corporation;

               (XII) any Contract that contemplates or involves the payment or delivery of cash or other consideration in an amount or having a value in excess of $50,000 in the aggregate, or contemplates or involves the performance of services having a value in excess of $50,000 in the aggregate;

               (XIII) any Contract requiring that any of the Acquired Corporations give any notice or provide any information to any Person prior to considering or accepting any Acquisition Proposal or similar proposal, or prior to entering into any discussions, agreement, arrangement or understanding relating to any Acquisition Transaction or similar transaction;

               (XIV) any Contract that (A) contemplates or involves the payment or delivery of cash or other consideration by any of the Acquired Corporations in an amount or having a value in excess of $100,000 in the aggregate, (B) contemplates or involves the payment or delivery of cash or other consideration to any of the Acquired Corporations in an amount or having a value in excess of $100,000 in the aggregate or (C) contemplates or involves the performance of services by any of the Acquired Corporations having a value in excess of $100,000 in the aggregate;

               (XV)   any  Contract that could reasonably  be expected to have a
material  effect  on  (A)  the  business,  condition,  capitalization,   assets,
liabilities, operations, financial performance or prospects of any of the Acquired Corporations or (B) the ability of the Company to perform any of its obligations under, or to consummate any of the transactions contemplated by, this Agreement; and

               (XVI) any Contract (not otherwise identified in clauses "(i)" through "(xv)" of this sentence), if a breach of such Contract could reasonably be expected to have a Material Adverse Effect on the Acquired Corporations.

          (B) The Company has delivered to Parent and to Cooley Godward LLP an accurate and complete copy of (i) each Material Contract; (ii) each Acquired Corporation Contract (to the extent that any of the Acquired Corporations has (or may have) any liability or obligation thereunder or with respect thereto after the date of this Agreement) with any customer of any of the Acquired Corporations; and (iii) each other Acquired Corporation Contract (not




                                       17.

otherwise identified in clauses "(i)" and "(ii)" of this sentence) that is material to the business of any of the Acquired Corporations.

          (C) Each Acquired Corporation Contract is valid and in full force and effect, and is enforceable in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) applicable rules of law governing specific performance, injunctive relief and other equitable remedies, except where the failure to be valid and binding and in full force and effect would not individually or in the aggregate have a Material Adverse Effect on the Acquired Corporations.

          (D)  Except as set forth in Part  2.10(d)  of the  Company  Disclosure
Schedule: (i) none of the Acquired Corporations has violated or breached, or committed any default under, any Acquired Corporation Contract, except for violations, breaches and defaults that have not had and would not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations; and, to the knowledge of the Company, no other Person has violated or breached, or committed any default under, any Acquired Corporation Contract, except for violations, breaches or defaults that have not had and would not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations; (ii) to the knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Acquired Corporation Contract, (B) give any Person the right to declare a default or exercise any remedy under any Acquired Corporation Contract, (C) give any Person the right to receive or require a rebate, chargeback or penalty under any Acquired Corporation Contract, (D) give any Person the right to accelerate the maturity or performance of any Acquired Corporation Contract, or (E) give any Person the right to cancel, terminate or modify any Acquired Corporation Contract, except in each such case for defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations; and (iii) since January 1, 1998, none of the Acquired Corporations has received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Acquired Corporation Contract, except in each such case for defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations.

     2.11 LIABILITIES. None of the Acquired Corporations has any accrued, contingent or other liabilities of any nature, either matured or unmatured, except for: (a) liabilities included in the Unaudited Interim Balance Sheet; (b) normal and recurring current liabilities that have been incurred by the Acquired Corporations since June 30, 2000 in the ordinary course of business and consistent with past practices; and (c) liabilities described in Part 2.11 of the Company Disclosure Schedule.

     2.12 COMPLIANCE WITH LEGAL REQUIREMENTS. Except as set forth in Part 2.12 of the Company Disclosure Schedule, each of the Acquired Corporations is, and has at all times since January 1, 1998 been, in compliance with all applicable Legal Requirements (including, without limitation, applicable policies and regulations of (1) the United States Department of Agriculture regarding research, product development, transportation and commercial application of genetically engineered plants and plant products, (2) the Food and Drug Administration




                                       18.

regarding plant products that are used for human or animal food, (3) the Environmental Protection Agency regarding the field testing and commercial application of plants genetically engineered to contain pesticides, and (4) various other regulations promulgated under the Occupational Safety and Health Act, the Toxic Substances Control Act, the National Environmental Policy Act and other statutes related to water, air and environmental quality and import and export controls), except where the failure to comply with such Legal
Requirements has not had, and based on applicable Legal Requirements as in effect on the date hereof would not reasonably be expected to have, a Material Adverse Effect on the Acquired Corporations. Except as set forth in Part 2.12 of the Company Disclosure Schedule, since January 1, 1998, none of the Acquired Corporations has received any notice or other communication from any Governmental Body or other Person regarding any actual or possible material violation of, or failure to comply with, any Legal Requirement.

     2.13 RESERVED.

     2.14 CERTAIN BUSINESS PRACTICES. None of the Acquired Corporations nor (to the knowledge of the Company) any director, officer, agent or employee of any of the Acquired Corporations has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity,
(ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

     2.15 GOVERNMENTAL AUTHORIZATIONS.

          (A) The Acquired Corporations hold all Governmental Authorizations necessary to enable the Acquired Corporations to conduct their respective businesses in the manner in which such businesses are currently being conducted, except where the failure to hold such Governmental Authorizations has not had, and based on applicable Legal Requirements as in effect on the date hereof would not reasonably be expected to have, a Material Adverse Effect on the Acquired Corporations. Each Acquired Corporation is, and at all times since January 1, 1998 has been, in substantial compliance with the terms and requirements of such Governmental Authorizations, except where the failure to be in compliance with the terms and requirements of such Governmental Authorizations has not had, and based on applicable Legal Requirements as in effect on the date hereof would not reasonably be expected to have, a Material Adverse Effect on the Acquired Corporations. Since January 1, 1998, none of the Acquired Corporations has received any written notice from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any material Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization.

          (B) Part 2.15(b) of the Company Disclosure Schedule describes the material terms of each currently active grant, incentive or subsidy provided or made available to or for the benefit of any of the Acquired Corporations from any Governmental Body. Each of the Acquired Corporations is in full compliance with all of the terms and requirements of each currently active grant, incentive and subsidy identified or required to be identified in Part 2.15(b) of the Company Disclosure Schedule. Neither the execution, delivery or performance of this




                                       19.

Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will (with or without notice or lapse of time) give any Person the right to revoke, withdraw, suspend, cancel, terminate or modify, any currently active grant, incentive or subsidy identified or required to be identified in Part 2.15(b) of the Company Disclosure Schedule.

     2.16 TAX MATTERS.

          (A) Each Tax Return required to be filed by or on behalf of the respective Acquired Corporations with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "Acquired Corporation Returns") (i) has been or will be filed on or before the applicable due date, as extended by such Governmental Body, and (ii) has been, or will be when filed, prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Acquired Corporation Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date.

          (B) The Acquired Corporations (i) had no unpaid Taxes as of June 30, 2000 and no benefit for the Acquired Corporations' deferred tax assets has been recognized and (ii) will not exceed by any amount the reserve for tax liability (rather than any reserve for deferred taxes established to reflect timing differences between book and tax income) as set forth on the Unaudited Interim Balance Sheet as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Acquired Corporations in filing their Tax Returns. Since September 30, 1999, none of the Acquired Corporations has incurred any liability for any Tax other than in the ordinary course of its business.

          (C) Except as set forth in Part 2.16(c) of the Company Disclosure Schedule, with respect to Tax Returns filed with respect to years ending on or before September 30, 1999, no Acquired Corporation Return has been audited, or to the knowledge of the Company examined, by any Governmental Body. No extension or waiver of the limitation period applicable to any of the Acquired Corporation Returns has been granted which is still in effect (by any Acquired Corporation or any other Person), and no such extension or waiver has been requested from any Acquired Corporation.

          (D) No claim or Legal Proceeding is pending or, to the knowledge of the Company, has been threatened against or with respect to any Acquired Corporation in respect of any material Tax. There are no unsatisfied liabilities for material Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by any Acquired Corporation with respect to any material Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Acquired Corporations and with respect to which adequate reserves for payment have been established on the Unaudited Interim Balance Sheet). There are no liens for material Taxes upon any of the assets of any of the Acquired Corporations except liens for current Taxes not yet due and payable. None of the Acquired Corporations has entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code (or any comparable provision of state or foreign Tax laws). None of the Acquired Corporations has been, and none of the Acquired Corporations will be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to




                                       20.

Section 481 or 263A of the Code (or any comparable provision under state or foreign Tax laws) as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

          (E) Except as set forth in Part 2.16(e)(i) of the Company Disclosure Schedule, there is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of any of the Acquired Corporations that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162(m) of the Code (or any comparable provision under state or foreign Tax laws). None of the Acquired Corporations is a party to any Contract to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code. Except as set forth in Part 2.16(e)(ii) of the Company Disclosure Schedule, none of the Acquired Corporations is, or has ever been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract. Except as set forth in Part 2.16(e)(iii) of the Company Disclosure Schedule, none of the Acquired Corporations is or has ever been a "distributing corporation" within the meaning of Section 355(a)(1) of the Code, and none of the Acquired Corporations has been a member of an affiliated group filing a consolidated federal income Tax Return other than a group the common parent of which was the Company.

     2.17 EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

          (A) Part 2.17(a) of the Company Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or material agreement, whether or not in writing, maintained, sponsored, contributed to or required to be contributed to by any of the Acquired Corporations for the benefit of any current or former employee of any of the Acquired Corporations or pursuant to which any of Parent, Merger Sub or any of the Acquired Corporations could incur liability. (All plans, programs and material agreements of the type referred to in the prior sentence are referred to in this Agreement as the "Plans.")

          (B) Except as set forth in Part 2.17(a) of the Company Disclosure Schedule, none of the Acquired Corporations maintains, sponsors or contributes to, and none of the Acquired Corporations has maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), whether or not excluded from coverage under specific Titles or Subtitles of ERISA), for the benefit of any current or former employee or director of any of the Acquired Corporations (a "Pension Plan").

          (C) Except as set forth in Part 2.17(a) of the Company Disclosure Schedule, none of the Acquired Corporations maintains, sponsors or contributes to any: (i) employee welfare benefit plan (as defined in Section 3(1) of ERISA), whether or not excluded from coverage under specific Titles or Subtitles of ERISA, for the benefit of any current or former employee or director of any of the Acquired Corporations (a "Welfare Plan"), or (ii) self-funded




                                       21.

medical, dental or other similar Plan. None of the Plans identified in the Company Disclosure Schedule is a multiemployer plan (within the meaning of Section 3(37) of ERISA).

          (D)  With respect to each Plan,  the Company has  delivered to Parent:
(i) an accurate and complete copy of such Plan (including all amendments thereto); (ii) an accurate and complete copy of the annual report, if required under ERISA, with respect to such Plan for each of the last three years; (iii) an accurate and complete copy of the most recent summary plan description, together with each Summary of Material Modifications, if required under ERISA, with respect to such Plan, (iv) if such Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof; (v) accurate and complete copies of all Contracts relating to such Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and (vi) an accurate and complete copy of the most recent opinion letter received from the Internal Revenue Service with respect to such Plan (if such Plan is intended to be qualified under Section 401(a) of the Code).

          (E) None of the Acquired Corporations is or has ever been required to be treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code. None of the Acquired Corporations has ever been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. None of the Acquired Corporations has ever made a complete or partial withdrawal from a multiemployer plan, as such term is defined in Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in Section 4201 of ERISA (without regard to any subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA).

          (F) None of the Acquired Corporations has any plan or commitment to create any Welfare Plan or any Pension Plan, or to modify or change any existing Welfare Plan or Pension Plan (other than to comply with applicable law) in a manner that would affect any current or former employee or director of any of the Acquired Corporations.

          (G) No Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former employee or director of any of the Acquired Corporations after any termination of service of such employee or director (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the Unaudited Interim Balance Sheet, and (iii) benefits the full cost of which are borne by current or former employees or directors of any of the Acquired Corporations (or their beneficiaries)).

          (H) The provisions of Section 4980B of the Code ("COBRA") have been complied with in all material respects with respect to any Plan constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code.

          (I) Except as set forth in Part 2.17(i) of the Company Disclosure Schedule, to the knowledge of the Company, each of the Plans has been operated and administered in all




                                       22.

material respects in accordance with applicable Legal Requirements, including ERISA and the Code.

          (J) Each of the Plans intended to be qualified under Section 401(a) of the Code has received a favorable opinion letter from the Internal Revenue Service, and the Company is not aware of any reason why any such determination letter could be revoked.

          (K) Except as set forth in Part 2.17(k) of the Company Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any bonus, golden parachute, severance or other payment or obligation to any current or former employee or director of any of the Acquired Corporations (whether or not under any Plan), or materially increase the benefits payable or provided under any Plan, or result in any acceleration of the time of payment, provision or vesting of any such benefits. Without limiting the generality of the foregoing (and except as set forth in Part 2.17(k) of the Company Disclosure Schedule), the consummation of the Merger will not result in the acceleration of vesting of any unvested Company Options.

          (L) The Company has delivered to Parent on the date hereof a true and complete list identifying each employee of each of the Acquired Corporations as of the date of this Agreement, and correctly reflects, in all material respects, the current salary and any other compensation payable to such employee (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), such employee's employer, date of hire and position and the principal office of such employee. None of the Acquired Corporations is a party to any collective bargaining contract or other Contract with a labor union involving any of its employees. Except as identified on the list referenced in the first sentence of this Section, there has never been, and to the knowledge of the Company no Person has threatened to commence, any slowdown, work stoppage, labor dispute or union organizing activity or similar activity or dispute. Except as identified on the list referenced in the first sentence of this Section, all of the employees of the Acquired Corporations are "at will" employees.

          (M) Part 2.17(m) of the Company Disclosure Schedule identifies each employee of any of the Acquired Corporations who is not fully available to perform work because of disability or other leave and sets forth the basis of such disability (to the extent known by the Company) or leave and the anticipated date of such employee's return to full service.

          (N) Each of the Acquired Corporations is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

          (O) Each of the Acquired Corporations has good labor relations, and the Company has no knowledge of any facts indicating that (i) the consummation of the Merger or any of the other transactions contemplated by this Agreement will have a material adverse effect on the labor relations of any of the Acquired Corporations, or (ii) except as would not reasonably be expected to result in a Material Adverse Effect on the Acquired Corporations, any of the




                                       23.

employees of any of the Acquired Corporations intends to terminate his or her employment with such Acquired Corporation.

     2.18 ENVIRONMENTAL MATTERS. Except as set forth in Part 2.18 of the Company Disclosure Schedule or as expressly disclosed in the Company SEC Documents filed on or after January 1, 2000, each of the Acquired Corporations is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by each of the Acquired Corporations of all permits and other Governmental Authorizations required of them under applicable Environmental Laws, and compliance in all material respects with the terms and conditions thereof. To the knowledge of the Company, since January 1, 1998, none of the Acquired Corporations has received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that any of the Acquired Corporations is not in compliance in all material respects with any Environmental Law. To the knowledge of the Company, no current or prior owner of any property leased by any of the Acquired Corporations has received any notice or other communication (in writing or otherwise), whether from a Government Body, citizens group, employee or otherwise, that alleges that such current or prior owner or any of the Acquired Corporations is not in compliance in all material respects with any Environmental Law. To the knowledge of the Company (a) all property that is leased to or used by the Acquired Corporations, and all surface water, groundwater and soil associated with such property is free of any material environmental contamination of any nature, (b) none of the property leased to or used by any of the Acquired Corporations presently contains any underground storage tanks, asbestos, equipment using PCBs or underground injection wells, and (c) none of the property leased to or used by any of the Acquired Corporations presently contains any septic tanks in which process wastewater or any Materials of Environmental Concern have been disposed. To the knowledge of the Company, no Acquired Corporation has sent or transported, or arranged to send or transport, any Materials of Environmental Concern to a site that, pursuant to any applicable Environmental Law (i) has been placed on the "National Priorities List" of hazardous waste sites or any similar state list,
(ii) is otherwise designated or identified as a potential site for remediation, cleanup, closure or other environmental remedial activity, or (iii) is subject to a Legal Requirement to take "removal" or "remedial' action as detailed in any applicable Environmental Law or to make payment for the cost of cleaning up the site. For purposes of this Section 2.18: (A) "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health from Materials of Environmental Concern or protection of the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (B) "Materials of Environmental Concern" means chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is regulated by any Governmental Body with respect to the environment.

     2.19 INSURANCE. The Company has delivered to Parent a copy of all material insurance policies and all material self insurance programs and arrangements relating to the business, assets and operations of the Acquired Corporations. Except as set forth in Part 2.19 of the Company Disclosure Schedule, each of such insurance policies is in full force and effect. Since January 1,




                                       24.

1998, none of the Acquired Corporations has received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any material claim under any insurance policy or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy. The Company's workers' compensation insurance carrier estimated as of August 31, 2000 that the Acquired Corporations' aggregate liability for workers' compensation claims is less than $100,000, which claims are fully covered by insurance. The total dollar amount of the premiums paid by the Company for the three-year period ending December 31, 2000 and the year ending December 31, 2001 with respect to the existing policy of directors' and officers' liability insurance maintained by the Company as of the date of this Agreement was $337,000 and $55,000, respectively.

     2.20 TRANSACTIONS WITH AFFILIATES. Except as set forth in the Company SEC Documents and Part 2.20 of the Company Disclosure Schedule, since the date of the Company's last proxy statement filed with the SEC, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC. Part 2.20 of the Company Disclosure
Schedule identifies each person who is (or who may be deemed to be) an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Company as of the date of this Agreement.

     2.21 LEGAL PROCEEDINGS; ORDERS.

          (A) Except as set forth in Part 2.21 of the Company Disclosure Schedule, there is no pending Legal Proceeding, and (to the knowledge of the Company) no Person has threatened to commence any Legal Proceeding: (i) that involves any of the Acquired Corporations or any of the assets owned or used by any of the Acquired Corporations and that, if adversely determined, would reasonably be expected to have a Material Adverse Effect on the Acquired Corporations; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the knowledge of the Company, no event has occurred, and no claim, dispute or other condition or circumstance exists, that would reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

          (B) There is no material order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject. To the knowledge of the Company, no officer or key employee of any of the Acquired Corporations is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other key employee from engaging in or continuing any conduct, activity or practice relating to the business of any of the Acquired Corporations.

     2.22 AUTHORITY; INAPPLICABILITY OF ANTI-TAKEOVER STATUTES; BINDING NATURE OF AGREEMENT. The Company has the right, power and authority to enter into and to perform its obligations under this Agreement. The board of directors of the Company (at a meeting duly called and held on September 7, 2000) has (a) determined (pursuant to a unanimous vote of all members of the board of directors of the Company) that the Merger is advisable and fair and in the best interests of the Company and its stockholders, (b) authorized and approved (pursuant to a unanimous vote of all members of the board of directors of the Company) the execution,




                                       25.

delivery and performance of this Agreement by the Company and approved (pursuant to a unanimous vote of all members of the board of directors of the Company) the Merger, (c) recommended (pursuant to a unanimous vote of all members of the board of directors of the Company) the adoption of this Agreement and the approval of the Merger and the other transactions contemplated by this Agreement by the stockholders of the Company and directed that this Agreement, the Merger and the other transactions contemplated by this Agreement be submitted for consideration by the Company's stockholders at the Company Stockholders' Meeting (as defined in Section 5.2) and (d) to the extent necessary, adopted (pursuant to a unanimous vote of all members of the board of directors of the Company) a resolution having the effect of causing the Company not to be subject to any state takeover law or similar Legal Requirement that might otherwise apply to the Merger or any of the other transactions contemplated by this Agreement. This Agreement constitutes legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. Prior to the execution of those certain Voting Agreements of even date herewith (the "Voting Agreements") between Parent and each of the persons identified in
Part 2.22 of the Company Disclosure Schedule, the Board of Directors of the Company approved said Voting Agreements and the transactions contemplated thereby.

     2.23 INAPPLICABILITY OF SECTION 2115 OF CALIFORNIA CORPORATIONS CODE. The Company is not subject to Section 2115 of the California Corporations Code.

     2.24 NO DISCUSSIONS. None of the Acquired Corporations, and no Representative of any of the Acquired Corporations, is engaged, directly or indirectly, in any discussions or negotiations with any other Person relating to any Acquisition Proposal.

     2.25 SECTION 203 OF THE DGCL NOT APPLICABLE. As of the date hereof and at all times on or prior to the Effective Time, the restrictions applicable to business combinations contained in Section 203 of the DGCL are, and will be, inapplicable to the execution, delivery and performance of this Agreement and to the consummation of the Merger and the other transactions contemplated by this Agreement. Prior to the execution of those certain Voting Agreements of even date herewith between Parent and each of the Persons identified in Part 2.25 of the Company Disclosure Schedule, the Board of Directors of the Company approved said Voting Agreements and the transactions contemplated thereby.

     2.26 COMPANY RIGHTS AGREEMENT. The Company has amended the Company Rights Agreement to provide that (i) neither Parent nor Merger Sub, nor any affiliate of Parent or Merger Sub, shall be deemed to be an Acquiring Person (as defined in the Company Rights Agreement), (ii) neither a Distribution Date (as defined in the Company Rights Agreement) nor a Stock Acquisition Date (as defined in the Company Rights Agreement) shall be deemed to occur, (iii) the Rights will not separate from the Company Common Stock as a result of the execution, delivery or performance of this Agreement or the Voting Agreements or the consummation of the Merger or any of the other transactions contemplated hereby or thereby and
(iv) none of the Company, Parent, Merger Sub or the Surviving Corporation, nor any of their respective affiliates, shall have any obligations under the Company Rights Agreement to any holder (or former holder) of Rights as of or following the Effective Time.




                                       26.

     2.27 VOTE REQUIRED. The affirmative vote of the holders of a majority of the shares of Company Common Stock and the Company Series A Preferred Stock outstanding on the record date for the Company Stockholders' Meeting, voting together as a single class (the "Required Company Stockholder Vote"), is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt this Agreement and approve the Merger and the other transactions contemplated by this Agreement.

     2.28 NON-CONTRAVENTION; CONSENTS. Except as would not result in a Material Adverse Effect on the Acquired Corporations and except as may be required by the Exchange Act, the DGCL, the HSR Act and the National Association of Securities Dealers, Inc. Bylaws (as they relate to the Form S-4 Registration Statement and the Prospectus/Proxy Statement) ("NASD Bylaws") and except as set forth in Part
2.28 of the Company Disclosure Schedule, neither (1) the execution, delivery or performance of this Agreement by the Company, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement by the Company, will (with or without notice or lapse of time):

          (A) contravene, conflict with or result in a violation of (i) any of the provisions of the certificate of incorporation, bylaws or other charter or similar organizational documents of any of the Acquired Corporations, or (ii) any resolution adopted by the stockholders, the board of directors or any committee of the board of directors of any of the Acquired Corporations;

          (B) contravene, conflict with or result in a violation of any Legal Requirement, or give any Governmental Body or other Person the right to challenge the Merger or any of the other transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under any order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject;

          (C) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any of the Acquired Corporations or that otherwise relates to the business of any of the Acquired Corporations or to any of the assets owned or used by any of the Acquired Corporations;

          (D) except as set forth in Part 2.9(b)(iii) and Part 2.9(c)(iii) of the Company Disclosure Schedule, contravene, conflict with or result in a material violation or breach of, or result in a material default under, any provision of any Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Material Contract, (ii) accelerate the maturity or performance of any such Material Contract, or (iii) cancel, terminate or modify any term of such Material Contract; or

          (E) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by any of the Acquired Corporations (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of any of the Acquired Corporations).




                                       27.

Except as may be required by the Exchange Act, the DGCL, the HSR Act and the NASD Bylaws and except as set forth in Part 2.28 of the Company Disclosure Schedule, none of the Acquired Corporations was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

     2.29 FAIRNESS OPINION; FINANCIAL ADVISOR. The Company's board of directors has received the written opinion of Prudential Vector Healthcare Group, financial advisor to the Company ("Financial Advisor"), dated the date of this Agreement, to the effect that the consideration to be received by the stockholders of the Company in the Merger is fair to the stockholders of the Company from a financial point of view. Except for the Financial Advisor, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of the Acquired Corporations. The Company has furnished to Parent accurate and complete copies of all agreements under which any such fees, commissions or other amounts have been paid to and all indemnification and other agreements related to the engagement of the Financial Advisor. The total of all fees, commissions and other amounts that will be paid by the Acquired Corporations to the Financial Advisor if the Merger is consummated will not exceed the amount set forth in such agreements.

     2.30 FULL DISCLOSURE.

          (A) This Agreement (including the Company Disclosure Schedule) does not, and the certificate referred to in Section 6.6(e) will not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

          (B) None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Form S-4 Registration Statement will, at the time the Form S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Prospectus/Proxy Statement will, at the time the Prospectus/Proxy Statement is mailed to the stockholders of the Company or at the time of the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Prospectus/Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on




                                       28.

information supplied by Parent for inclusion or incorporation by reference in the Prospectus/Proxy Statement.

3.   REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub represent and warrant to the Company as follows:

     3.1 ORGANIZATION, STANDING AND POWER. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority: (a) to conduct its business in the manner in which its business is currently being conducted; (b) to own and use its assets in the manner in which its assets are currently owned and used; and (c) to perform its obligations under all Contracts by which it is bound. Each of Parent and Merger Sub is duly qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification and where the failure to be so qualified would have a Material Adverse Effect on Parent or Merger Sub.

     3.2 CAPITALIZATION, ETC. The authorized capital stock of Parent consists of 100,000,000 shares of Parent Common Stock and 10,000,000 shares of preferred stock of Parent. As of July 31, 2000, 44,948,329 shares of Parent Common Stock were issued and outstanding. As of the date of this Agreement, no shares of preferred stock of Parent are outstanding. All of the outstanding shares of Parent Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. As August 31, 2000, 2,300,971 shares of Parent Common Stock were reserved for future issuance pursuant to outstanding stock options.

     3.3  SEC FILINGS; FINANCIAL STATEMENTS.

          (A) Parent has delivered or made available to the Company (including through the SEC EDGAR system) accurate and complete copies (excluding copies of exhibits) of each report, registration statement and definitive proxy statement filed by Parent with the SEC between April 7, 2000 and the date of this Agreement (the "Parent SEC Documents"). Since April 7, 2000, all statements, reports, schedules, forms and other documents required to have been filed by Parent with the SEC have been so filed. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (B)  The financial  statements  contained in the Parent SEC Documents:
(i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not




                                       29.

contain footnotes and are subject to year-end audit adjustments); and (iii) fairly present the financial position of Parent as of the respective dates thereof and the results of operations of Parent for the periods covered thereby.

     3.4 AUTHORITY; BINDING NATURE OF AGREEMENT. Parent and Merger Sub have the absolute and unrestricted right, power and authority to perform their obligations under this Agreement; and the execution, delivery and performance by Parent and Merger Sub of this Agreement have been duly authorized by all necessary action on the part of Parent and Merger Sub and their respective boards of directors. This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     3.5 NON-CONTRAVENTION; CONSENTS. Neither the execution and delivery of this Agreement by Parent and Merger Sub nor the consummation by Parent and Merger Sub of the Merger will (a) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws of Parent or Merger Sub,
(b) result in a default by Parent or Merger Sub under any Contract to which Parent or Merger Sub is a party, except for any default that has not had and will not have a Material Adverse Effect on Parent, or (c) result in a violation by Parent or Merger Sub of any order, writ, injunction, judgment or decree to which Parent or Merger Sub is subject, except for any violation that has not had and will not have a Material Adverse Effect on Parent. Except as may be required by the Securities Act, the Exchange Act, state securities or "blue sky" laws, the DGCL, the HSR Act, any foreign antitrust law or regulation and the NASD Bylaws (as they relate to the S-4 Registration Statement and the Prospectus/Proxy Statement), Parent is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution, delivery or performance of this Agreement or the consummation of the Merger.

     3.6 VALID ISSUANCE. The Parent Common Stock to be issued in the Merger and to be issued upon exercise of the assumed Company Options and the assumed Company Warrants, if any, will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

     3.7 DISCLOSURE. None of the information supplied or to be supplied by or on behalf of Parent for inclusion in the Form S-4 Registration Statement will, at the time the Form S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of Parent for inclusion or incorporation by reference in the Prospectus/Proxy Statement will, at the time the Prospectus/Proxy Statement is mailed to the stockholders of the Company or at the time of the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Prospectus/Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC




                                       30.

thereunder, except that no representation or warranty is made by Parent with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference in the Prospectus/Proxy Statement.

     3.8 NO VOTE REQUIRED. No vote of the holders of Parent Common Stock is required to authorize the Merger.

4.   CERTAIN COVENANTS OF THE COMPANY

     4.1 ACCESS AND INVESTIGATION. During the period from the date of this Agreement through the Effective Time (the "Pre-Closing Period"), the Company shall, and shall cause the respective Representatives of the Acquired Corporations to: (a) provide Parent and Parent's Representatives with reasonable access to the Acquired Corporations' Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations; and (b) provide Parent and Parent's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations, and with such additional financial, operating and other data and information regarding the Acquired Corporations, as Parent may reasonably request. Without limiting the generality of the foregoing, during the Pre-Closing Period, the Company shall promptly provide Parent with copies of:

               (I) all material operating and financial reports prepared by the Company and its Subsidiaries for the Company's senior management, including
(A) copies of the unaudited quarterly consolidated balance sheets of the Acquired Corporations and the related unaudited quarterly consolidated statements of operations, statements of stockholders' equity and statements of cash flows and (B) copies of any sales forecasts, development plans and hiring reports prepared for the Company's senior management;

               (II) any written materials or communications sent by or on behalf of the Company to its stockholders;

               (III) any material notice, document or other communication sent by or on behalf of any of the Acquired Corporations to any party to any Acquired Corporation Contract or sent to any of the Acquired Corporations by any party to any Acquired Corporation Contract (other than any communication that relates solely to routine commercial transactions between any Acquired Corporation and the other party to any such Acquired Corporation Contract and that is of the type sent in the ordinary course of business and consistent with past practices);

               (IV) any notice, report or other document filed with or sent to any Governmental Body in connection with the Merger or any of the other transactions contemplated by this Agreement; and

               (V) any material notice, report or other document received by any of the Acquired Corporations from any Governmental Body.

     4.2  OPERATION OF THE COMPANY'S BUSINESS.




                                       31.

          (A) During the Pre-Closing Period: (i) the Company shall ensure that each of the Acquired Corporations conducts its business and operations (A) in the ordinary course and in accordance with past practices and (B) in substantial compliance with all applicable Legal Requirements and the material requirements of all Material Contracts; (ii) the Company shall use commercially reasonable efforts to ensure that each of the Acquired Corporations preserves intact its current business organization, keeps available the services of its current officers and other employees and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with the respective Acquired Corporations; and (iii) the Acquired Corporations shall keep in full force or renew all insurance policies referred to in Section 2.19.

          (B) During the Pre-Closing Period, the Company shall not (without the prior written consent of Parent), and shall not permit any of the other Acquired Corporations to:

               (I) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

               (II)   sell, issue, grant or  authorize the  issuance or grant of
(A) any capital stock or other security, (B) any option, call, warrant or right to acquire any capital stock or other security, or (C) any instrument convertible into or exchangeable for any capital stock or other security (except that (1) the Company may issue (x) shares of Company Common Stock upon the valid exercise of Company Options or Company Common Stock Warrants outstanding as of the date of this Agreement, or (y) shares of Company Common Stock upon the valid conversion of Series A Preferred Stock outstanding as of the date of this Agreement or issued pursuant to the exercise of any Company Preferred Stock Warrant outstanding as of the date of this Agreement, or (z) pursuant to the ESPP or the ESOP, (2) the Company may issue shares of Company Series A Preferred Stock upon the valid exercise of Company Preferred Stock Warrants outstanding as of the date of this Agreement, and (3) the Company may issue, in the ordinary course of business and consistent with past practices, grant options under its stock option plans to purchase no more than a total of 5,000 shares of Company Common Stock to employees of the Acquired Corporations);

               (III) amend or waive any of its rights under, or accelerate or permit the acceleration of the vesting under, any provision of any of the Company's stock option plans, any provision of any agreement evidencing any outstanding stock option or any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding option, warrant or other security or any related Contract;

               (IV) amend or permit the adoption of any amendment to its certificate of incorporation or bylaws or other charter or organizational documents, or effect or become a party to any merger, consolidation, amalgamation, share exchange, business combination, recapitalization, reclassification of shares, stock split, division or subdivision of shares, reverse stock split, consolidation of shares or similar transaction;

               (V) form any Subsidiary or acquire any equity interest or other interest in any other Entity;




                                       32.

               (VI) make any capital expenditure (except that the Acquired Corporations may make capital expenditures contemplated by the Agrinomics LLC operating plan furnished to Parent on the date hereof or in the ordinary course of business and consistent with past practices that, when added to all other capital expenditures made on behalf of the Acquired Corporations during the Pre-Closing Period, do not exceed $150,000 in the aggregate);

               (VII)  enter into or become bound by, or permit any of the assets owned or used by it to become bound by any Material Contract (except that the Acquired Corporations may enter into or become bound by Contracts and Material Contracts in the ordinary course of business and consistent with past practices);

               (VIII) amend or terminate, or waive or exercise any material right or remedy under, any Material Contract, other than in the ordinary course of business consistent with past practices;

               (IX) (A) acquire, lease or license any right or other asset from any other Person or sell or otherwise dispose of, or lease or license, any right or other asset to any other Person (except in the ordinary course of business and consistent with past practices) or (B) waive or relinquish any material right;

               (X) make any pledge of any of assets or otherwise permit any asset of any Acquired Corporation to become subject to any Encumbrance, except
(i) for pledges of immaterial assets made in the ordinary course of business and consistent with past practices, (ii) for liens for current taxes which are not yet due and payable, and (iii) for easements, covenants, rights of way or other similar restrictions and imperfections of title which have not adversely affected in any material respect, and which are not reasonably expected to adversely affect in any material respect, the business or operations of any of the Acquired Corporations;

               (XI) lend money to any Person, or incur or guarantee any indebtedness (except that the Acquired Corporations may (A) make routine borrowings in the ordinary course of business and consistent with past practices under its current line of credit with Wells Fargo Bank, National Association; and (B) (in the ordinary course of business and consistent with past practices) make advances to employees for valid business purposes);

               (XII) establish, adopt or amend any employee benefit plan, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees (except that the Acquired Corporations may in the ordinary course of business and consistent with past practices (A) make routine, reasonable salary increases in connection with the Acquired Corporations' customary employee review process,
(B) pay customary bonuses in accordance with existing bonus plans referred to in
Part 2.17(a) of the Company Disclosure Schedule or new bonus or commission plans consistent with existing bonus and commission plans (including bonuses paid with respect to fiscal 2000 pursuant to the plan attached to the minutes of the meeting of the compensation committee of the board of directors of the Company, dated November 5, 1999, and the subsequent consent action of the compensation committee, dated November 30, 1999) and (C) make profit sharing or similar payments);




                                       33.

               (XIII) hire any employee at the level of vice president or above, or with an annual base salary in excess of $100,000;

               (XIV) change of its pricing policies, product return policies, product maintenance polices, service policies, product modification or upgrade policies, personnel policies or other business policies, or any of its methods of accounting or accounting practices in any material respect;

               (XV)   make any Tax election inconsistent with past practices;

               (xvi) commence, settle or take any other material action with respect to any Legal Proceeding;

               (XVII) enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with past practices; or

               (XVIII)agree or commit to take any of the actions described in the foregoing subsections of this Section 4.2(b).

Without limiting any other provision of this Section 4.2(b), during the Pre-Closing Period, the Company agrees to consult with Parent a reasonable period of time prior to: (A) permitting any of the Acquired Corporations to enter into any Contract of the type referred to in Section 2.10(a)(iii), and (B) hiring any employee who would not be subject to the provision of Section 4.2(b)(xiii) (it being understood that the actions referred to in this sentence shall not require the prior written consent of Parent).

          (C) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of: (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by the Company in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by the Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any material breach of any covenant or obligation of the Company; and (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 or Section 7 impossible or unlikely or that has had or could reasonably be expected to have a Material Adverse Effect on the Acquired Corporations. Without limiting the generality of the foregoing, the Company shall promptly advise Parent in writing of any Legal Proceeding or material claim threatened, commenced or asserted against or with respect to any of the Acquired Corporations. No notification given to Parent pursuant to this Section 4.2(c) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company contained in this Agreement.

          (D) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.2(c) requires any change in the Company Disclosure Schedule, or




                                       34.

if any such event, condition, fact or circumstance would require such a change assuming the Company Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company shall promptly deliver to Parent an update to the Company Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Company Disclosure Schedule for the purpose of
(i) determining the accuracy of any of the representations and warranties made by the Company in this Agreement or (ii) determining whether any of the conditions set forth in Section 6 has been satisfied.

     4.3  NO SOLICITATION.

          (A) Except as set forth on Part 4.3 of the Company Disclosure Schedule, the Company shall not directly or indirectly, and shall not authorize or permit any of the other Acquired Corporations or any Representative of any of the Acquired Corporations directly or indirectly to, (i) solicit, initiate, encourage, induce or facilitate the making, submission or announcement of any Acquisition Proposal (including by amending, or granting any waiver under, the Company Rights Agreement) or take any action that could reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any information regarding any of the Acquired Corporations to any Person in connection with or in response to an Acquisition Proposal or an inquiry or indication of interest that could reasonably be expected to lead to an Acquisition Proposal, (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v)
enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction; PROVIDED, HOWEVER, that prior to the approval of this Agreement by the Required Company Stockholder Vote, this Section 4.3(a) shall not prohibit the Company from furnishing nonpublic information regarding the Acquired Corporations to, or entering into discussions or negotiations with, any Person in response to a Superior Offer that is submitted to the Company by such Person (and not withdrawn) if (1) neither the Company nor any Representative of any of the Acquired Corporations shall have breached or taken any action inconsistent with any of the provisions set forth in this Section 4.3, (2) the board of directors of the Company concludes in good faith, after having taken into account the advice of its outside legal counsel, that failure to take such action is inconsistent with the Company's board of directors' fiduciary obligations to the Company's stockholders under applicable law, (3) at the same time the Company furnishes nonpublic information to, or enters into discussions or negotiations with, such Person, the Company gives Parent written notice of the identity of such Person and the fact that the Company is furnishing nonpublic information to, or entering into discussions or negotiations with, such Person, and the Company receives from such Person an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such Person by or on behalf of the Company and containing confidentiality and "standstill" provisions no less favorable to the Company than the "standstill" provisions contained in Section 9 of that certain Confidentiality Agreement, dated May 24, 2000, between the Company and Parent (the "Confidentiality Agreement") and (4) at the same time the Company furnishes any such nonpublic information to such Person, the Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by the Company to Parent). Without limiting the generality of the foregoing, the Company acknowledges and agrees that any violations of the provisions set forth in this Section 4.3(a) by any Representative of any of the




                                       35.

Acquired Corporations, whether or not such Representative is purporting to act on behalf of any of the Acquired Corporations, shall be deemed to constitute a breach of this Section 4.3 by the Company.

          (B) The Company shall promptly (and in no event later than 24 hours after receipt of any Acquisition Proposal, any inquiry or indication of interest that could lead to an Acquisition Proposal or any request for nonpublic information) advise Parent orally and in writing of any Acquisition Proposal, any inquiry or indication of interest that could reasonably be expected to lead to an Acquisition Proposal or any request for nonpublic information relating to any of the Acquired Corporations (including the identity of the Person making or submitting such Acquisition Proposal, inquiry, indication of interest or request, and the terms thereof) that is made or submitted by any Person during the Pre-Closing Period. The Company shall keep Parent informed with respect to the status of any such Acquisition Proposal, inquiry, indication of interest or request and any modification or proposed modification thereto.

          (C) The Company and its Representatives shall immediately cease any existing discussions with any Person that relate to any Acquisition Proposal.

          (D) The Company agrees not to release or permit the release of any Person from, or to waive or permit the waiver of any provision of, any confidentiality, "standstill" or similar agreement to which any of the Acquired Corporations is a party or under which any of the Acquired Corporations has any rights, and will use its best efforts to enforce or cause to be enforced each such agreement at the request of Parent. The Company also will promptly request each Person that has executed, on or after January 1, 1999, a confidentiality agreement in connection with its consideration of a possible Acquisition Transaction or equity investment to return all confidential information heretofore furnished to such Person by or on behalf of any of the Acquired Corporations.

5.   ADDITIONAL COVENANTS OF THE PARTIES

     5.1  REGISTRATION STATEMENT; PROSPECTUS/PROXY STATEMENT.

          (A) As promptly as practicable after the date of this Agreement, Parent and the Company shall prepare and cause to be filed with the SEC the Prospectus/Proxy Statement, and Parent shall prepare and cause to be filed with the SEC the Form S-4 Registration Statement, in which the Prospectus/Proxy Statement will be included as a prospectus. Each of Parent and the Company shall use commercially reasonable efforts to cause the Form S-4 Registration Statement and the Prospectus/Proxy Statement to comply with the rules and regulations promulgated by the SEC, to respond promptly to any comments of the SEC or its staff and to have the Form S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after it is filed with the SEC. The Company will use commercially reasonable efforts to cause the Prospectus/Proxy Statement to be mailed to its stockholders as promptly as practicable after the Form S-4 Registration Statement is declared effective under the Securities Act. Parent and the Company shall promptly furnish to the other information concerning Parent or the Company or their respective stockholders that may be required or reasonably requested in connection with any action contemplated by this Section 5.1. If any event relating to any of the Acquired Corporations or Parent occurs, or if either party becomes




                                       36.

aware of any information that should be disclosed in an amendment or supplement to the Form S-4 Registration Statement or the Prospectus/Proxy Statement, then such party shall promptly inform the other party thereof and shall cooperate in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to the stockholders of the Company.

          (B) Prior to the Effective Time, Parent shall use commercially reasonable efforts to obtain all regulatory approvals needed to ensure that the Parent Common Stock to be issued in the Merger will be registered or qualified under the securities law of every jurisdiction of the United States in which any registered holder of Company Common Stock has an address of record on the record date for determining the stockholders entitled to notice of and to vote at the Company Stockholders' Meeting; PROVIDED, HOWEVER, that Parent shall not be required (i) to qualify to do business as a foreign corporation in any jurisdiction in which it is not now qualified or (ii) to file a general consent to service of process in any jurisdiction.

     5.2  COMPANY STOCKHOLDERS' MEETING.

          (A) The Company shall take all action necessary under all applicable Legal Requirements to call, give notice of, convene and hold a meeting of the holders of Company Common Stock to consider, act upon and vote upon the adoption and approval of this Agreement (the "Company Stockholders' Meeting"). The Company Stockholders' Meeting will be held on a date selected by the Company as promptly as practicable and in any event within 45 days after the Form S-4 Registration Statement is declared effective under the Securities Act so long as such Form S-4 Registration Statement remains in effect and not subject to any stop orders during such 45-day period; PROVIDED, HOWEVER, that notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn or postpone the Company Stockholder's Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Prospectus/Proxy Statement is provided to the Company's stockholders in advance of a vote on the Merger Agreement or, if as of the time for which the Company Stockholders' Meeting is originally scheduled (as set forth in the Prospectus/Proxy Statement) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders' Meeting. The Company shall ensure that the Company Stockholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited in connection with such Company Stockholders' Meeting are solicited, in compliance with all applicable Legal Requirements. The Company's obligation to call, give notice of, convene and hold its respective Stockholders' Meeting in accordance with this Section 5.2(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Superior Offer or other Acquisition Proposal, or by any withdrawal, amendment or modification of the recommendation of the board of directors of the Company with respect to the Merger.


          (B) Subject to Section 5.2(c): (i) the board of directors of the Company shall unanimously recommend that the Company's stockholders vote in favor of and adopt this Agreement at the Company Stockholders' Meeting (the recommendation of the Company's board of directors that the Company's stockholders vote in favor of and adopt this Agreement being referred to as the "Company Board Recommendation"); (ii) the Proxy Statement shall include the Company Board Recommendation; and (iii) neither the board of directors of the




                                       37.

Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, in a manner adverse to Parent, the Company Board Recommendation. For purposes of this Agreement, the Company Board Recommendation shall be deemed to have been modified in a manner adverse to Parent if the Company Board Recommendation shall no longer be unanimous.

          (C) Nothing in Section 5.2(b) shall prevent the board of directors of the Company from withdrawing, amending or modifying the Company Board Recommendation at any time prior to the adoption of this Agreement by the Required Company Stockholder Vote if (i) a Superior Offer is made to the Company and is not withdrawn, (ii) neither the Company nor any of its Representatives shall have violated any of the restrictions set forth in Section 4.3, (iii) the board of directors of the Company concludes in good faith, after having taken into account the advice of the Company's outside legal counsel, that failure to take such action is inconsistent with its fiduciary obligations to the Company's stockholders under applicable law, and (iv) the Company provides Parent with reasonable prior notice of any meeting of the Company's board of directors at which such board of directors is expected to consider such Superior Offer. Nothing contained in this Section 5.2 shall limit the Company's obligation to call, give notice of, convene and hold the Company Stockholders' Meeting
(regardless of whether the Company Board Recommendation shall have been withdrawn, amended or modified).

     5.3 REGULATORY APPROVALS. Each party shall use commercially reasonable efforts to file, as promptly as practicable after the date of this Agreement, all notices, reports and other documents required to be filed by such party with any Governmental Body with respect to the Merger and the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Body. Without limiting the generality of the foregoing, the Company and Parent shall, promptly after the date of this Agreement, prepare and file the notifications required under the HSR Act, if any, in connection with the Merger. The Company and Parent shall respond as promptly as practicable to (i) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentation and (ii) any inquiries or requests received from any state attorney general or other Governmental Body in connection with antitrust or related matters. Each of the Company and Parent shall (1) give the other party prompt notice of the commencement of any Legal Proceeding by or before any Governmental Body with respect to the Merger or any of the other transactions contemplated by this Agreement, (2) keep the other party informed as to the status of any such Legal Proceeding, and (3) promptly inform the other party of any communication to or from the Federal Trade Commission, the Department of Justice or any other Governmental Body regarding the Merger. The Company and Parent will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any Legal Proceeding under or relating to the HSR Act or any other federal or state antitrust or fair trade law. In addition, except as may be prohibited by any Governmental Body or by any Legal Requirement, in connection with any Legal Proceeding under or relating to the HSR Act or any other federal or state antitrust or fair trade law or any other similar Legal Proceeding, each of the Company and Parent will permit authorized Representatives of the other party to be present at each meeting or conference relating to any such Legal Proceeding and to have access to and be consulted in connection with any




                                       38.

document, opinion or proposal made or submitted to any Governmental Body in connection with any such Legal Proceeding.

     5.4  ASSUMPTION OF STOCK OPTIONS; TERMINATION OF ESPP.

          (A) Subject to Section 5.4(b), at the Effective Time, all rights with respect to Company Common Stock under each Company Option then outstanding shall be converted into and become rights with respect to Parent Common Stock, and Parent shall assume each such Company Option in accordance with the terms (as in effect as of the date of this Agreement) of the stock option plan under which it was issued, the stock option agreement by which it is evidenced. From and after the Effective Time, (i) each Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each such Company Option shall be equal to the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounding down to the nearest whole share, (iii) the per share exercise price under each such Company Option shall be adjusted by dividing the per share exercise price under such Company Option by the Exchange Ratio and rounding up to the nearest whole cent and (iv) any restriction on the exercise of any such Company Option shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Company Option shall otherwise remain unchanged; PROVIDED, HOWEVER, that each Company Option assumed by Parent in accordance with this Section 5.4(a) shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction subsequent to the Effective Time. Parent shall file with the SEC, within 30 days after the date on which the Merger becomes effective, a registration statement on Form S-8 relating to the shares of Parent Common Stock issuable with respect to the Company Options assumed by Parent in accordance with this Section 5.4(a). As soon as practicable after the Effective Time (but in no event later than 30 days thereafter), Parent shall deliver to each holder of a Company Option an appropriate notice setting forth such holder's rights with respect to such Company Option and indicating that such Company Option shall continue in effect on the same terms and conditions as were in effect immediately prior to the Effective Time (subject to the adjustments required pursuant to Section 5.4(a)).

          (B)  Notwithstanding  anything  to  the  contrary  contained  in  this
Section 5.4, in lieu of assuming  outstanding Company Options in accordance with
Section 5.4(a), Parent may, at its election, cause such outstanding Company Options to be replaced by issuing replacement stock options with terms no less favorable in substitution therefor ("Replacement Options"). The vesting schedule of any Replacement Option shall be the same as that of the option being replaced. The number of shares of Parent Common Stock subject to a Replacement Option, as well as the per share exercise price of such Replacement Option, shall be determined in the manner specified in Section 5.4(a). If Parent elects to substitute Replacement Options in lieu of assuming outstanding Company Options, Parent shall take all corporate action necessary to approve the Replacement Options described in this Section 5.4(b) in a manner qualifying under Section 424(a) of the Code and shall deliver an agreement evidencing such Replacement Options to each applicable holder of a Company Option within 30 days after the Effective Time. Shares of Parent Common Stock issuable pursuant to the Replacement Options granted pursuant to this




                                       39.

Section 5.4(b) shall be registered on the Form S-8 Registration Statement referred to in Section 5.4(a).

          (C) Prior to the Effective Time, the Company shall take all action that may be necessary (under the plans pursuant to which Company Options are outstanding and otherwise) to effectuate the provisions of this Section 5.4 and to ensure that, from and after the Effective Time, holders of Company Options have no rights with respect thereto other than those specifically provided in this Section 5.4.


          (D) As of the Effective Time, the ESPP shall be terminated. The rights of participants in the ESPP with respect to any offering period then underway under the ESPP shall be determined by treating the last business day prior to the Effective Time as the last day of such offering period and by making such other pro-rata adjustments as may be required pursuant to the ESPP to reflect the reduced offering period but otherwise treating such offering period as a fully effective and completed offering period for all purposes of such Plan. Prior to the Effective Time, the Company shall take all actions that are necessary to give effect to the transactions contemplated by this Section 5.4(d); PROVIDED, HOWEVER, that the change in the offering period referred to in this Section 5.4(d) shall be conditioned upon the consummation of the Merger.

     5.5 EMPLOYEE BENEFITS. Parent agrees that all employees of the Acquired Corporations who continue employment with Parent after the Effective Time shall be eligible to participate in Parent's health, vacation and other employee benefit plans, to the same extent as employees of Parent in similar positions and at similar grade levels (it being understood that such employees' shall be eligible to begin to participate (i) in Parent's employee stock purchase plan upon the commencement of the first new offering period that commences following the Effective Time, and (ii) in Parent's other employee benefit plans in accordance with the terms of such plans; PROVIDED, HOWEVER, (A) that in the case of plans for which the Company maintains a plan offering the same type of benefit, such eligibility need not be offered by Parent until the corresponding plan of the Company ceases to be available after the Effective Time), (B) nothing in this Section 5.5 or elsewhere in this Agreement shall limit the right of Parent or the Surviving Corporation to amend or terminate any such health and/or welfare benefit plan at any time and (C) if Parent or the Surviving Corporation terminates any such health and/or welfare benefit plan, then, subject to any appropriate transition period, the continuing Company employees shall be eligible to participate in Parent's health, vacation and other non-equity based employee benefit plans, to substantially the same extent as similarly situated employees of Parent. As soon as administratively feasible following the Effective Time, Parent agrees to take whatever action is necessary to transition Company employees into Parent's employee benefits plans as contemplated by the first sentence of this Section 5.5. Further, until such time that the continuing Company employees are covered under an employee benefit plan of Parent, they shall continue to be covered under the corresponding Company Plan that offers the same type of benefit. Parent also agrees to provide each such continuing employee with full credit for service as an employee of the Company or any affiliate thereof prior to the Effective Time for the following purposes only: for purposes of eligibility, vesting and determination of the level of benefits under any employee benefit plan or arrangement maintained by Parent, including Parent's 401(k) plan, and for Parent's vacation program. Notwithstanding the foregoing, to the extent permitted by law, Parent reserves the right to enforce, on a nondiscriminatory basis, any otherwise applicable pre-existing condition limitation under its medical plan with respect to any Company employee who




                                       40.

does not enroll in Parent's medical plan at the time Parent's medical plan is first made available to such Company employee. Nothing in this Section 5.5 or elsewhere in this Agreement shall be construed to create a right in any employee to employment with Parent, the Surviving Corporation or any Subsidiary of the Surviving Corporation and, subject to any other binding agreement between an employee and Parent, the Surviving Corporation or any Subsidiary of the Surviving Corporation, the employment of each continuing Company employee shall be "at will" employment. The Company agrees to take (or cause to be taken) all actions necessary or appropriate to terminate, effective immediately prior to the Effective Time, any employee benefit plan sponsored by any of the Acquired Corporations (or to which any of the Acquired Corporations participates) that is intended to qualify under Section 401(a) of the Code.

     5.6  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

          (A) All rights to indemnification existing in favor of those Persons who are directors and officers of the Company as of the date of this Agreement (the "Indemnified Persons") for acts and omissions occurring prior to the Effective Time, as provided in the Company's Bylaws (as in effect as of the date of this Agreement) and as provided in the indemnification agreements between the Company and said Indemnified Persons (as in effect as of the date of this Agreement), shall survive the Merger and shall be observed by the Surviving Corporation to the fullest extent available under Delaware law for a period of five years from the Effective Time.

          (B) If the Surviving Corporation does not have sufficient capital to comply with its obligations under Section 5.6, Parent shall provide the Surviving Corporation with such capital.

          (C) This Section shall survive the consummation of the Merger, is intended to benefit the indemnified parties, shall be binding upon all successors and assigns of the Surviving Corporation and Parent and shall be enforceable by the indemnified parties.

          (D) Parent shall provide, for a period ending on December 31, 2006, to the Company's directors and officers immediately prior to the Closing an insurance and indemnification policy that provides coverage for events occurring prior to the Effective Time that is on terms and conditions substantially similar to the Company's existing policy or, if substantially equivalent insurance coverage is unavailable, the most comparable coverage.

     5.7  ADDITIONAL AGREEMENTS.

          (A) Subject to Section 5.7(b), Parent and the Company shall use commercially reasonable efforts to take, or cause to be taken, all actions necessary to effectuate the Merger and make effective the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, but subject to Section 5.7(b), each party to this Agreement (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, (ii) shall use commercially reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger or any of the other transactions contemplated by this Agreement, and




                                       41.

(iii) shall use commercially reasonable efforts to lift any restraint, injunction or other legal bar to the Merger. The Company shall promptly deliver to Parent a copy of each such filing made, each such notice given and each such Consent obtained by the Company during the Pre-Closing Period.

          (B) Notwithstanding anything to the contrary contained in this Agreement, Parent shall not have any obligation under this Agreement: (i) to dispose or transfer or cause any of its Subsidiaries to dispose of or transfer any assets, or to commit to cause any of the Acquired Corporations to dispose of any assets; (ii) to discontinue or cause any of its Subsidiaries to discontinue offering any product or service, or to commit to cause any of the Acquired Corporations to discontinue offering any product or service; (iii) to license or otherwise make available, or cause any of its Subsidiaries to license or otherwise make available, to any Person, any technology or other Proprietary Asset, or to commit to cause any of the Acquired Corporations to license or otherwise make available to any Person any technology or other Proprietary Asset; (iv) to hold separate or cause any of its Subsidiaries to hold separate any assets or operations (either before or after the Closing Date), or to commit to cause any of the Acquired Corporations to hold separate any assets or operations; or (v) to make or cause any of its Subsidiaries to make any commitment (to any Governmental Body or otherwise) regarding its future operations or the future operations of any of the Acquired Corporations.

     5.8 DISCLOSURE. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or any of the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Company shall not, and shall not permit any of its Subsidiaries or any Representative of any of the Acquired Corporations to, make any disclosure regarding the Merger or any of the other transactions contemplated by this Agreement unless (a) Parent shall have approved such disclosure or (b) the Company shall have been advised by its outside legal counsel that such disclosure is required by applicable law.

     5.9 AFFILIATE AGREEMENTS. The Company shall use commercially reasonable efforts to cause each Person identified in Part 2.20 of the Company Disclosure Schedule and each other Person who is or becomes (or may be deemed to be) an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Company to execute and deliver to Parent, prior to the date of the mailing of the Prospectus/Proxy Statement to the Company's stockholders, an Affiliate Agreement in the form of Exhibit B.

     5.10 TAX MATTERS. At or prior to the filing of the Form S-4 Registration Statement, the Company and Parent shall execute and deliver to Cooley Godward LLP and to Tonkon Torp LLP tax representation letters in the form attached hereto as Exhibit C. Parent, Merger Sub and the Company shall each confirm to Cooley Godward LLP and to Tonkon Torp LLP the accuracy and completeness as of the Effective Time and thereafter, where relevant, of the tax representation letters delivered pursuant to the immediately preceding sentence. Parent and the Company shall use commercially reasonable efforts prior to the Effective Time to cause the Merger to qualify as a tax free reorganization under Section 368(a)(1) of the Code. Following delivery of the tax representations letters pursuant to the first sentence of this Section 5.10, each of Parent and the Company shall use its commercially reasonable efforts to cause Cooley Godward LLP and Tonkon Torp LLP, respectively, to deliver to it a tax opinion satisfying the




                                       42.

requirements of Item 601 of Regulation S-K promulgated under the Securities Act. In rendering such opinions, each of such counsel shall be entitled to rely on the tax representation letters referred to in this Section 5.10. The parties hereto shall report the Merger as a reorganization within the meaning of Section 368(a) of the Code, and neither Parent, Merger Sub nor the Company shall take any action prior to or following the Closing that would reasonably be expected to cause the Merger to fail to qualify as a reorganization.

     5.11 LETTER OF THE COMPANY'S ACCOUNTANTS. The Company shall use commercially reasonable efforts to cause to be delivered to Parent and the Company a "comfort" letter prepared by Arthur Andersen in accordance with Statement of Auditing Standards No. 72 "Letters For Underwriters and Certain Other Requesting Parties," subject to receipt by Arthur Andersen of a customary representation letter from Parent, dated no more than two business days before the date on which the Form S-4 Registration Statement becomes effective (and reasonably satisfactory in form and substance to Parent and the Company), that is customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the Form S-4 Registration Statement.

     5.12 LISTING. Parent shall use commercially reasonable efforts to cause the shares of Parent Common Stock being issued in the Merger to be approved for listing as of the Effective Time (subject to notice of issuance) on the Nasdaq National Market.

     5.13 RESIGNATION OF OFFICERS AND DIRECTORS. The Company shall use commercially reasonable efforts to obtain and deliver to Parent on or prior to the Closing the resignation of each officer and director from positions as an officer and director of each of the Acquired Corporations.

     5.14 TERMINATION OF PROFIT SHARING AND SAVINGS PLANS. To the extent requested by Parent, the Company shall ensure that the ESOP and the Company's 401(k) Profit Sharing Plan be terminated immediately prior to the Effective Time.

     5.15 NO AMENDMENT OF COMPANY RIGHTS AGREEMENT. Except as expressly required by Section 6.15 or permitted by Section 4.3, prior to the Closing, Company and its Board of Directors shall not amend or modify or take any other action with regard to the Company Rights Agreement in any manner or take another action so as to (i) render the Company Rights Agreement inapplicable to any transaction(s) other than the Merger and other transactions contemplated by this Agreement, or
(ii) permit any person or group who would otherwise be an Acquiring Person (as defined in the Company Rights Agreement) not to be an Acquiring Person, or (iii) provide that a Distribution Date (as such term is defined in the Company Rights Agreement) or similar event does not occur by reason of the execution of any agreement or transaction other than this Agreement and the Merger and the agreements and transactions contemplated hereby and thereby, or (iv) except as specifically contemplated by this Agreement, otherwise affect the rights of holders of Rights.

     5.16 OPERATION OF PARENT'S BUSINESS.

          (A) During Pre-Closing Period, Parent shall, and shall cause the respective Representatives of Parent to: (a) provide the Company and the Company's Representatives with




                                       43.

reasonable access to Parents' Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to Parent; and (b) provide the Company and the Company's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to Parent, and with such additional financial, operating and other data and information regarding Parent, as the Company may reasonably request.

          (B) During the Pre-Closing Period, Parent shall promptly notify the Company in writing of: (i) the discovery by Parent of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this
Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by Parent in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by Parent in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any material breach of any covenant or obligation of Parent; and (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 or Section 7 impossible or unlikely or that has had or could reasonably be expected to have a Material Adverse Effect on Parent. Without limiting the generality of the foregoing, Parent shall promptly advise the Company in writing of any Legal Proceeding or material claim threatened, commenced or asserted against or with respect to it. No notification given to the Company pursuant to this Section 5.16(b) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of Parent contained in this Agreement.


          (C) During the Pre-Closing Period, Parent shall not amend or permit the adoption of any amendment to its certificate of incorporation or bylaws if such amendment materially adversely affects the rights of the stockholders of the Company.

6.   CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

     The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

     6.1  ACCURACY OF REPRESENTATIONS.

          (A) The representations and warranties of the Company contained in this Agreement shall have been accurate in all material respects as of the date of this Agreement (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded).




                                       44.

          (B) The representations and warranties of the Company contained in this Agreement shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date, except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and could not reasonably be expected to have, a Material Adverse Effect on the Acquired Corporations; PROVIDED, HOWEVER, that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded.

     6.2 PERFORMANCE OF COVENANTS. Each covenant or obligation that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

     6.3 EFFECTIVENESS OF REGISTRATION STATEMENT. The Form S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued by the SEC with respect to the Form S-4 Registration Statement.

     6.4 STOCKHOLDER APPROVAL. This Agreement shall have been duly adopted, and the Merger and the other transactions contemplated by this Agreement shall have been duly approved, by the Required Company Stockholder Vote, and stockholders holding no more than 10% of the outstanding shares of the Company Capital Stock shall have exercised appraisal rights pursuant to Section 262 of the Delaware General Corporation Law.

     6.5 CONSENTS. All Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement (i) from Government Entities, (ii) identified on Schedule 6.5 hereto or (iii) if failure to obtain such Consents would reasonably be expected to have a Material Adverse Effect on the Acquired Corporations, shall have been obtained and shall be in full force and effect.

     6.6 AGREEMENTS AND DOCUMENTS. Parent shall have received the following agreements and documents, each of which shall be in full force and effect:

          (A) Affiliate Agreements in the form of Exhibit B, executed by each Person who would reasonably be deemed to be an "affiliate" of the Company (as that term is used in Rule 145 under the Securities Act);

          (B) a letter from Arthur Andersen, dated as of the Closing Date and addressed to Parent and the Company, reasonably satisfactory in form and substance to Parent, updating the "comfort" letter referred to in Section 5.11;

          (C) a legal opinion of Cooley Godward LLP dated as of the Closing Date and addressed to Parent, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that (i) in rendering such opinion, Cooley Godward LLP may rely upon the tax representation letters referred to in Section 5.10 and (ii) if Cooley Godward LLP does not render such opinion or withdraws or modifies such opinion,




                                       45.

this condition shall nonetheless be deemed to be satisfied if Tonkon Torp LLP renders such opinion to Parent); and

          (D) a certificate executed on behalf of the Company by its Chief Executive Officer confirming that the conditions set forth in Sections 6.1, 6.2,
6.4 and 6.5 have been duly satisfied.

     6.7 EMPLOYEES. Neither of the individuals identified on Schedule 6.7 hereto shall have expressed an intention to terminate his employment with the Company and each of the individuals identified on Schedule 6.7 hereto shall have executed employment agreements with Parent, dated as of the date of this Agreement, and such agreements shall not have been rescinded and shall be in full force and effect as of the Closing Date.

     6.8 NO MATERIAL ADVERSE EFFECT. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect on the Acquired Corporations, and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, could reasonably be expected to have a Material Adverse Effect on the Acquired Corporations.

     6.9 HSR ACT. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and there shall not be in effect any voluntary agreement between Parent and the Federal Trade Commission or the Department of Justice pursuant to which Parent has agreed not consummate the Merger for any period of time; any similar waiting period under any applicable foreign antitrust law or regulation or other Legal Requirement shall have expired or been terminated; and any Consent required under any applicable foreign antitrust law or regulation or other Legal Requirement shall have been obtained. 6.10 LISTING. The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing (subject to notice of issuance) on the Nasdaq National Market.

     6.11 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

     6.12 NO GOVERNMENTAL LITIGATION. There shall not be pending or overtly threatened any Legal Proceeding in which a Governmental Body is or is overtly threatened to become a party or is otherwise involved, and neither Parent nor the Company shall have received any communication from any Governmental Body in which such Governmental Body indicates the probability of commencing any Legal Proceeding or taking any other action: (a) challenging or seeking to restrain or prohibit the consummation of the Merger; (b) relating to the Merger and seeking to obtain from Parent or any of its Subsidiaries, or any of the Acquired Corporations, any damages or other relief that would be material to Parent; (c) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of any of the Acquired Corporations; (d) which would




                                       46.

materially and adversely affect the right of Parent or any of the Acquired Corporations to own the assets or operate the business of the Acquired Corporations; or (e) seeking to compel Parent or the Company, or any Subsidiary of Parent or the Company, to dispose of or hold separate any material assets as a result of the Merger or any of the other transactions contemplated by this Agreement.

     6.13 NO OTHER LITIGATION. There shall not be pending any Legal Proceeding in which there is a reasonable likelihood of an outcome that would have a Material Adverse Effect on the Acquired Corporations or a Material Adverse Effect on Parent: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; (b) relating to the Merger and seeking to obtain from Parent or any of its Subsidiaries, or any of the Acquired Corporations, any damages or other relief that would be material to Parent; (c) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of any of the Acquired Corporations; (d) that would affect adversely the right of Parent or any of the Acquired Corporations to own the assets or operate the business of the Acquired Corporations; or (e) seeking to compel Parent or the Company, or any Subsidiary of Parent or the Company, to dispose of or hold separate any material assets as a result of the Merger or any of the other transactions contemplated by this Agreement.

     6.14 COMPANY RIGHTS AGREEMENT. All necessary action shall have been taken to ensure that neither the entering into of this Agreement nor the consummation of the Merger will cause the Rights issued pursuant to the Company Rights Agreement to become exercisable, cause Parent to become an Acquiring Person (as such term is defined in the Company Rights Agreement), or give rise to a Distribution Date or a Stock Acquisition Date (as such terms are defined in the Company Rights Agreement). All actions necessary to extinguish and cancel all outstanding Rights under the Company Rights Agreement at the Effective Time and to render such rights inapplicable to the Merger shall have been taken.

7.   CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY

     The  obligation   of  the  Company  to  effect  the  Merger  and  otherwise
consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

     7.1  ACCURACY OF REPRESENTATIONS.

          (A) The representations and warranties of Parent and Merger Sub contained in this Agreement shall have been accurate in all material respects as of the date of this Agreement (it being understood that, for purposes of determining the accuracy of such representations and warranties, "Material Adverse Effect" qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded).

          (B) The representations and warranties of Parent and Merger Sub contained in this Agreement shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date, except that any inaccuracies in such representations and warranties will be disregarded if the circumstances
giving  rise  to  all  such  inaccuracies   (considered   collectively)  do




                                       47.

not constitute, and could not reasonably be expected to have, a Material Adverse Effect on Parent; PROVIDED, HOWEVER, that, for purposes of determining the accuracy of such representations and warranties, all "Material Adverse Effect" qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded.

     7.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

     7.3 EFFECTIVENESS OF REGISTRATION STATEMENT. The Form S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued by the SEC with respect to the Form S-4 Registration Statement.

     7.4 STOCKHOLDER APPROVAL. This Agreement shall have been duly adopted, and the Merger and the other transactions contemplated by this Agreement shall have been duly approved, by the Required Company Stockholder Vote.

     7.5  DOCUMENTS. The Company shall have received the following documents:

          (A) a legal opinion of Tonkon Torp LLP, dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that (i) in rendering such opinion, Tonkon Torp LLP may rely upon the tax representation letters referred to in Section 5.10 and (ii) if Tonkon Torp LLP does not render such opinion or withdraws or modifies such opinion, this condition shall nonetheless be deemed to be satisfied if Cooley Godward LLP renders such opinion to the Company); and

          (B) a certificate executed on behalf of Parent by an executive officer of Parent, confirming that conditions set forth in Sections 7.1 and 7.2 have been duly satisfied.

     7.6 HSR ACT. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

     7.7 LISTING. The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing (subject to notice of issuance) on the Nasdaq National Market.

     7.8 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger by the Company shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger by the Company illegal.

     7.9 NO MATERIAL ADVERSE EFFECT. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect on Parent, and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, could reasonably be expected to have a Material Adverse Effect on Parent.

8.   TERMINATION




                                       48.

     8.1 TERMINATION. This Agreement may be terminated prior to the Effective Time (whether before or after approval of the Merger by the Required Company Stockholder Vote):

          (A)  by mutual written consent of Parent and the Company;

          (B) by either Parent or the Company if the Merger shall not have been consummated by February 28, 2001 (unless the failure to consummate the Merger is attributable to a failure on the part of the party seeking to terminate this Agreement to perform any material obligation required to be performed by such party at or prior to the Effective Time);

          (C)  by  either  Parent  or  the  Company  if  a  court  of  competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

          (D) by either Parent or the Company if (i) the Company Stockholders' Meeting (including any adjournments and postponements thereof) shall have been held and completed and the Company's stockholders shall have taken a final vote on a proposal to adopt this Agreement, and (ii) this Agreement shall not have been adopted at the Company Stockholders' Meeting (and shall not have been adopted at any adjournment or postponement thereof) by the Required Company Stockholder Vote; PROVIDED, HOWEVER, that (A) a party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(d) if the failure to have this Agreement adopted by the Required Company Stockholder Vote is attributable to a failure on the part of such party to perform any material obligation in this Agreement required to be performed by such party at or prior to the Effective Time, and (B) the Company shall not be permitted to terminate this Agreement pursuant to this Section 8.1(d) unless the Company shall have made the payment required to be made to Parent pursuant to Section 8.3(a) and shall have paid to Parent the fee required to be paid to Parent pursuant to Section 8.3(b);

          (E) by Parent (at any time prior to the adoption and approval of this Agreement and the Merger by the Required Company Stockholder Vote) if a Triggering Event shall have occurred;

          (F) by Parent if (i) any of the Company's representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 6.1 would not be satisfied (it being understood that, for purposes of determining the accuracy of such representations and warranties as of the date of this Agreement or as of any subsequent date, (A) all "Material Adverse Effect" qualifications and other materiality qualifications, and any similar qualifications, contained in such representations and warranties shall be disregarded and (B) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded), or (ii) any of the Company's covenants contained in this Agreement shall have been breached such that the condition set forth in Section 6.2 would not be satisfied; PROVIDED, HOWEVER, that if an inaccuracy in any of the Company's representations and warranties as of a date subsequent to the date of this Agreement or a breach of a covenant by the Company is curable by the Company and, following written notice from Parent, the Company is




                                       49.

continuing to exercise all reasonable efforts to cure such inaccuracy or breach, then Parent may not terminate this Agreement under this Section 8.1(f) on account of such inaccuracy or breach; or

          (G) by the Company if (i) any of Parent's representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 7.1 would not be satisfied (it being understood that, for purposes of determining the accuracy of such representations and warranties as of the date of this Agreement or as of any subsequent date, all "Material Adverse Effect" qualifications and other materiality qualifications, and any similar qualifications, contained in such representations and warranties shall be disregarded), or (ii) if any of Parent's covenants contained in this Agreement shall have been breached such that the condition set forth in Section
7.2 would not be satisfied; PROVIDED, HOWEVER, that if an inaccuracy in any of Parent's representations and warranties as of a date subsequent to the date of this Agreement or a breach of a covenant by Parent is curable by Parent and, following written notice from the Company, Parent is continuing to exercise all reasonable efforts to cure such inaccuracy or breach, then the Company may not terminate this Agreement under this Section 8.1(g) on account of such inaccuracy or breach.

     8.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect (and, except as provided in this Section 8.2, there shall be no liability or obligation hereunder on the part of any of the parties hereto or their respective officers, directors, stockholders or affiliates); PROVIDED, HOWEVER, that (i) this Section 8.2, Section 8.3 and Section 9 and the Confidentiality Agreement shall survive the termination of this Agreement and shall remain in full force and effect, and (ii) the termination of this Agreement shall not relieve any party from any liability for any willful breach of any representation, warranty or covenant contained in this Agreement.

     8.3  EXPENSES; TERMINATION FEES.

          (A) Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated; PROVIDED, HOWEVER, that Parent and the Company shall share equally all fees and expenses, other than attorneys' fees, incurred in connection with the filing, printing and mailing of the Form S-4 Registration Statement and the Prospectus/Proxy Statement and any amendments or supplements thereto.

          (B) If (i) this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b) or Section 8.1(d) and at or prior to the time of the termination of this Agreement an Acquisition Proposal shall have been disclosed, announced, commenced, submitted or made, or (ii) this Agreement is terminated by Parent pursuant to Section 8.1(e), then the Company shall pay to Parent, in cash at the time specified in the next sentence (and in addition to the amounts payable pursuant to Section 8.3(a)), a nonrefundable fee in the amount equal to $3,600,000. The fee referred to in the preceding sentence shall be paid by the Company no later than 60 calendar days after the date of termination of this Agreement.




                                       50.

          (C) If the Company fails to pay when due any amount payable under this Section 8.3, then (i) the Company shall reimburse Parent for all costs and expenses (including fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by Parent of its rights under this Section 8.3, and (ii) the Company shall pay to Parent interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to Parent in full) at a rate per annum equal to the "prime rate" (as announced by Bank of America or any successor thereto) in effect on the date such overdue amount was originally required to be paid.

9.   MISCELLANEOUS PROVISIONS

     9.1 AMENDMENT. This Agreement may be amended with the approval of the respective boards of directors of the Company and Parent at any time (whether before or after the adoption and approval of this Agreement and the approval of the Merger by the stockholders of the Company); PROVIDED, HOWEVER, that after any such adoption and approval of this Agreement and approval of the Merger by the Company's stockholders, no amendment shall be made which by law requires further approval of the stockholders of the Company without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     9.2  WAIVER.

          (A) No failure on the part of either party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of either party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

          (B) Neither party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     9.3  NO  SURVIVAL  OF   REPRESENTATIONS   AND   WARRANTIES.   None  of  the
representations and warranties contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Merger.

     9.4 ENTIRE AGREEMENT; COUNTERPARTS. This Agreement and the other agreements referred to herein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof; PROVIDED, HOWEVER, that the Confidentiality Agreement shall not be superseded and continues in effect. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument




                                       51.

     9.5 APPLICABLE LAW; JURISDICTION. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action between the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the State of California; (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the Northern District of California; (c) each of the parties irrevocably waives the right to trial by jury; and (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 9.9.

     9.6 DISCLOSURE SCHEDULE. The Company Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered Sections contained in Section 2, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered Section in
Section 2, and any other representation or warranty to which the relevance of any representation or warranty is reasonably apparent.

     9.7 ATTORNEYS' FEES. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a sum for its reasonable attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

     9.8 ASSIGNABILITY. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that neither this Agreement nor any of the Company's rights hereunder may be assigned by the Company without the prior written consent of Parent, and any attempted assignment of this Agreement or any of such rights by the Company without such consent shall be void and of no effect. Except as otherwise contemplated in
Section 5.6(d), nothing in this Agreement, express or implied, is intended to or shall confer upon any Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Parent shall promptly notify the Company of any successor in interest or assignee of Parent's rights and obligations under this Agreement.

     9.9 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) upon receipt when delivered by hand, or (b) two business days after sent by registered mail or by courier or express delivery service, or by facsimile, provided that in each case the notice or other communication is sent to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

       If to Parent or Merger Sub:    EXELIXIS, INC.
                                      170 Harbor Way
                                      South San Francisco, CA 94083





                                       52.

                                      Attn: Chief Financial Officer
                                      Facsimile: (650)837-8300

                                      ATHENS ACQUISITION CORP.
                                      c/o Exelixis, Inc.
                                      170 Harbor Way
                                      South San Francisco, CA 94083
                                      Attn: Chief Financial Officer
                                      Facsimile: (650)837-8300

                                      IN EACH CASE WITH A COPY TO:

                                      Cooley Godward LLP
                                      Five Palo Alto Square
                                      3000 El Camino Real
                                      Palo Alto, CA 94306
                                      Attn: Robert L. Jones and Suzanne Sawochka
                                      Hooper
                                      Facsimile: (650) 849-7400

       If to the Company              AGRITOPE, INC.
                                      16160 SW Upper Boones Ferry Road
                                      Portland, OR 97224-7744
                                      Attn: Chief Financial Officer
                                      Facsimile: (503) 403-5790

                                      WITH A COPY TO:

                                      Tonkon Torp LLP
                                      888 SW 5th Avenue
                                      Portland, OR 97204
                                      Attn:  Brian G. Booth and Thomas P. Palmer
                                      Facsimile: (503)274-8779


     9.10 COOPERATION. The Company and Parent agree to cooperate fully with each other and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the other to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purposes of this Agreement.

     9.11 CONSTRUCTION.

          (A)  For purposes of this  Agreement,  whenever the context  requires:
the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.




                                       53.

          (B) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

          (C) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

          (D) Except as otherwise indicated, all references in this Agreement to "Sections," "Exhibits" and "Schedules" are intended to refer to Sections of this Agreement and Exhibits or Schedules to this Agreement.

          (E) The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.































                                       54.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.



                                    EXELIXIS, INC.



                                    By:      /s/ George A. Scangos
                                          ------------------------------
                                          Name:  George A. Scangos
                                          Title:  President and Chief Executive
                                                  Officer



                                    ATHENS ACQUISITION CORP.



                                    By:      /s/ George A. Scangos
                                          ------------------------------
                                          Name:  George A. Scangos
                                          Title:  President and Chief Executive
                                                  Officer



                                    AGRITOPE, INC.



                                    By:      /s/ Adolph J. Ferro
                                          ------------------------------
                                          Name:  Adolph J. Ferro
                                          Title:  President and Chief Executive
                                                  Officer



















                                       55.

                                    EXHIBITS
                                    --------



Exhibit A   -   Certain Definitions

Exhibit B   -   Form of Affiliate Agreement

Exhibit C   -   Form of Tax Representation Letter































                                      B-1.

                                    EXHIBIT A

                               CERTAIN DEFINITIONS

      For purposes of the Agreement (including this Exhibit A):

      ACQUIRED CORPORATION CONTRACT. "Acquired Corporation Contract" shall mean any Contract: (a) to which any of the Acquired Corporations is a party; (b) by which any of the Acquired Corporations or any asset of any of the Acquired
Corporations is or may become bound or under which any of the Acquired Corporations has, or may become subject to, any obligation; or (c) under which any of the Acquired Corporations has or may acquire any right or interest.

      ACQUIRED CORPORATION PROPRIETARY ASSET. "Acquired Corporation Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to any of the Acquired Corporations or otherwise used by any of the Acquired Corporations.

      ACQUISITION  PROPOSAL.   "Acquisition  Proposal"  shall  mean  any  offer,
proposal or inquiry (other than an offer or proposal by Parent) contemplating or otherwise relating to any Acquisition Transaction.

      ACQUISITION  TRANSACTION.  "Acquisition   Transaction"  shall   mean   any
transaction  or series of transactions involving:

            (A) any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction (i) in which any of the Acquired Corporations is a constituent company, (ii) in which a Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires the
      Company or more than 19% of the Company's business or directly or indirectly acquires beneficial or record ownership of securities representing, or exchangeable for or convertible into, more than 19% of the outstanding securities of any class of voting securities of any of the Acquired Corporations, or (iii) in which any of the Acquired Corporations issues securities representing more than 19% of the outstanding securities of any class of voting securities of the Company;

            (B) any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that would constitute or account for more than 19% of the consolidated net revenues, net income or total assets of the Company; or

            (C)   any liquidation or dissolution of the Company.

      AGREEMENT. "Agreement" shall mean the Agreement and Plan of Merger and Reorganization to which this Exhibit A is attached, as it may be amended from time to time.

      COMPANY CAPITAL STOCK. "Company Capital Stock" shall mean, collectively, the Company Common Stock and the Company Series A Preferred Stock.



                                      A-1.

      COMPANY COMMON STOCK. "Company Common Stock" shall mean the common stock, $0.01 par value per share, of the Company, together with the associated Rights under the Company Rights Agreement.

      COMPANY COMMON STOCK WARRANTS. "Company Common Stock Warrants" shall mean those certain warrants to purchase 583,333 shares of Company Common Stock held by Yili Holdings Ltd.; Mega Pacific International Ltd.; Vitali Maritime Corp.; Mizebourne Investment Corp.; Banque Pour L'Industrie Francaise; France Finance IV; Lombard, Odier & Cie; Courcoux-Bouvet; Republic New York Securities Corp.; and VSII Stockholders Trust II.

      COMPANY DISCLOSURE SCHEDULE. "Company Disclosure Schedule" shall mean the Company Disclosure Schedule that has been prepared by the Company in accordance with the requirements of Section 9.6 of the Agreement and that has been delivered by the Company to Parent on the date of the Agreement and signed by the President of the Company.

      COMPANY OPTIONS. "Company Options" shall mean the stock options granted by the Company pursuant to the Company's stock option plans and otherwise.

      COMPANY PREFERRED STOCK. "Company Preferred Stock" shall mean the Company Series A Preferred Stock and the Company Series B Junior Participating Preferred Stock.

      COMPANY PREFERRED STOCK WARRANTS. "Company Preferred Stock Warrants" shall mean those certain warrants to purchase 125,000 shares of Company Series A Preferred Stock held by Vilmorin Clause & Cie.

      COMPANY SERIES A PREFERRED STOCK. "Company Series A Preferred Stock" shall mean the Series A Preferred Stock, $0.01 par value per share, of the Company.

      COMPANY SERIES B JUNIOR PARTICIPATING  PREFERRED STOCK.  "Company Series B
Junior   Participating   Preferred   Stock"  shall  mean  the  Series  B  Junior
Participating Preferred Stock, $0.01 par value per share, of the Company.

      COMPANY WARRANTS. "Company Warrants" shall mean, collectively, the Company Common Stock Warrants and the Company Preferred Stock Warrants.

      CONSENT.   "Consent"  shall   mean  any  approval, consent,  ratification,
permission, waiver or authorization (including any Governmental Authorization).

      CONTRACT. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

      ENCUMBRANCE. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the

                                      A-2.

use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

      ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

      EXCHANGE ACT. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      FORM S-4 REGISTRATION STATEMENT. "Form S-4 Registration Statement" shall mean the registration statement on Form S-4 to be filed with the SEC by Parent in connection with issuance of Parent Common Stock in the Merger, as said registration statement may be amended prior to the time it is declared effective by the SEC.

      GOVERNMENTAL AUTHORIZATION.  "Governmental  Authorization" shall mean any:
(a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

      GOVERNMENTAL BODY. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal).

      HSR ACT. "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

      LEGAL PROCEEDING. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

      LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of the Nasdaq National Market).

      MATERIAL ADVERSE EFFECT. An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on the Acquired Corporations if such event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties of the Company set forth

                                      A-3.

in the Agreement, disregarding any of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) had or could reasonably be expected to have a material adverse effect on (i) the business, condition, capitalization, assets, liabilities, operations, financial performance or prospects of the Acquired Corporations taken as a whole, (ii) the ability of the Company to consummate the Merger or any of the other transactions contemplated by the Agreement or to perform any of its obligations under the Agreement, or (iii) Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; PROVIDED, HOWEVER, that none of the following shall be deemed, in and of itself, to have a Material Adverse Effect on the Acquired Corporations: (A) an event, violation, inaccuracy, circumstance or other matter that results from conditions affecting the U.S. economy in general; (B) an event, violation, inaccuracy, circumstance or other matter that results from conditions affecting the Company's industry generally, so long as such conditions do not affect any of the Acquired Corporations in a materially disproportionate manner; (C) an event, violation, inaccuracy, circumstance or other matter that results from the taking of any action expressly required by this Agreement and (D) continuing losses of the Acquired Corporations from operations not in excess of $1,500,000.00 per fiscal quarter. An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on Parent if such event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties of Parent set forth in the Agreement, disregarding any "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) had or could reasonably be expected to have a material adverse effect on (i) the business, condition, capitalization, assets, liabilities, operations, financial performance or prospects of Parent and its Subsidiaries taken as a whole or (ii) the ability of Parent to consummate the Merger or any of the other transactions contemplated by the Agreement or to perform any of its obligations under the Agreement; PROVIDED, HOWEVER, that none of the following shall be deemed, in and of itself, to have a Material Adverse Effect on Parent: (A) an event, violation, inaccuracy, circumstance or other matter that results from conditions affecting the U.S. economy in general; (B) an event, violation, inaccuracy, circumstance or other matter that results from conditions affecting Parent's industry generally, so long as such conditions do not affect Parent in a materially disproportionate manner; (C) an event, violation, inaccuracy, circumstance or other matter that results from the taking of any action expressly required by this Agreement; and (D) a decline in Parent's stock price.

      PARENT COMMON STOCK. "Parent Common Stock" shall mean the common stock, $.001 par value per share, of Parent.

      PERSON. "Person" shall mean any individual, Entity or Governmental Body.

      PROPRIETARY ASSET. "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, source code, algorithm, invention, design, proprietary product, technology,

                                      A-4.

proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

      PROSPECTUS/PROXY STATEMENT. "Prospectus/Proxy Statement" shall mean the proxy statement to be sent to the Company's stockholders in connection with the Company Stockholders' Meeting.

      REPRESENTATIVES.  "Representatives"   shall   mean  officers,   directors,
employees, agents, attorneys, accountants, advisors and representatives.

      REQUIRED COMPANY STOCKHOLDER VOTE. "Required Company Stockholder Vote" shall have the meaning set forth in Section 2.27.

      SEC. "SEC"  shall   mean  the  United   States   Securities   and Exchange
Commission.

      SECURITIES ACT. "Securities Act" shall mean the Securities Act of 1933, as amended.

      SUBSIDIARY. An entity shall be deemed to be a "Subsidiary" of another Person if such Person directly or indirectly owns, beneficially or of record,
(a) an amount of voting securities of other interests in such Entity that is sufficient to enable such Person to elect at leased a majority of the members of such Entity's board of directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests or such Entity.

      SUPERIOR OFFER. "Superior Offer" shall mean an unsolicited, bona fide written offer made by a third party to purchase or otherwise acquire (whether by means of a merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction) 50% or more of the outstanding shares of Company Common Stock, which the board of directors of the Company determines, in its reasonable judgment, after receiving the advice of an independent financial advisor of nationally recognized reputation, has terms more favorable to the Company's stockholders from a financial point of view than the terms of the Merger; PROVIDED, HOWEVER, that any such offer shall not be deemed to be a "Superior Offer" if any financing required to consummate the transaction contemplated by such offer is not committed and is not reasonably capable of being obtained by such third party.

      TAX. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, national health insurance tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

      TAX RETURN. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

                                      A-5.

      TRIGGERING EVENT. A "Triggering Event" shall be deemed to have occurred if: (i) the board of directors of the Company shall have failed to recommend that the Company's stockholders vote to adopt the Agreement, or shall have withdrawn or modified in a manner adverse to Parent the Company Board Recommendation, or shall have taken any other action clearly evidencing that the board of directors of the Company does not support the Merger or does not believe that the Merger is in the best interests of the Company's stockholders;
(ii) the Company shall have failed to include in the Prospectus/Proxy Statement the Company Board Recommendation or a statement to the effect that the board of directors of the Company has determined and believes that the Merger is in the best interests of the Company's stockholders; (iii) the board of directors of the Company shall have approved, endorsed or recommended any Acquisition Proposal; (iv) the Company shall have entered into any letter of intent or similar document or any Contract relating to any Acquisition Proposal; (v) the Company shall have failed to hold the Company Stockholders' Meeting as promptly as practicable and in any event within 45 days after the Form S-4 Registration Statement is declared effective under the Securities Act; (vi) a tender or exchange offer relating to securities of the Company shall have been commenced and the Company shall not have sent to its securityholders, within ten business days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer; (vii) an Acquisition Proposal is publicly announced, and the Company fails to issue a press release announcing its opposition to such Acquisition Proposal within ten business days after such Acquisition Proposal is announced; or (viii) any of the Acquired Corporations or any Representative of any of the Acquired Corporations shall have violated any of the provisions set forth in
Section 4.3 in any material respect.


























                                      A-6.

                           FORM OF AFFILIATE AGREEMENT

      THIS AFFILIATE AGREEMENT ("Affiliate Agreement") is being executed and delivered as of __________ __, 2000 by ________________ ("Stockholder") in favor of and for the benefit of EXELIXIS, INC., a Delaware corporation ("Parent").

                                    RECITALS

      A. Stockholder is a stockholder of, and is an officer and/or director of, AGRITOPE, INC., a Delaware corporation (the "Company").

      B. Parent, the Company and Athens Acquisition Corp., a wholly owned subsidiary of Parent ("Merger Sub"), have entered into an Agreement and Plan of Merger and Reorganization dated as of August 7, 2000 (the "Reorganization Agreement"), providing for the merger of Merger Sub into the Company (the "Merger"). The Reorganization Agreement contemplates that, upon consummation of the Merger, (i) holders of shares of the capital stock of the Company will receive shares of common stock of Parent ("Parent Common Stock") in exchange for their shares of capital stock of the Company and (ii) the Company will become a wholly owned subsidiary of Parent. It is accordingly contemplated that Stockholder will receive shares of Parent Common Stock in the Merger.

      C. Stockholder understands that the Parent Common Stock being issued in the Merger will be issued pursuant to a registration statement on Form S-4, and that Stockholder may be deemed an "affiliate" of Parent as such term is defined for purposes of paragraphs (c) and (d) of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act").

                                    AGREEMENT

      Stockholder, intending to be legally bound, agrees as follows:

      1.    REPRESENTATIONS    AND   WARRANTIES  OF   STOCKHOLDER.   Stockholder
represents and warrants to Parent as follows:

            (A) Stockholder is the holder and "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of the number of outstanding shares of capital stock of the Company set forth beneath Stockholder's signature on the signature page hereof (the "Company Shares"), and Stockholder has good and valid title to the Company Shares, free and clear of any liens, pledges, security interests, adverse claims, equities, options, proxies, charges, encumbrances or restrictions of any nature. Stockholder has the sole right to vote and to dispose of the Company Shares.

            (B) Stockholder is the holder of options to purchase the number of shares of capital stock of the Company set forth beneath Stockholder's signature on the signature page hereof (the "Company Options"), and Stockholder has good and valid title to the Company Options, free and clear of any liens, pledges, security interests, adverse claims, equities, options, proxies, charges, encumbrances or restrictions of any nature.

            (C) Stockholder is the holder of warrants to purchase the number of shares of capital stock of the Company set forth beneath Stockholder's signature on the signature page hereof (the "Company Warrants"). Stockholder has good and valid title to the Company Warrants, as the case may be, free and clear of any liens, pledges, security interests, adverse claims, equities, options, proxies, charges, encumbrances or restrictions of any nature.

            (D) Stockholder does not own, of record or beneficially, directly or indirectly, any securities of the Company other than the Company Shares, Company Options and Company Warrants.

            (E) Stockholder has carefully read this Affiliate Agreement and, to the extent Stockholder felt necessary, has discussed with counsel the limitations imposed on Stockholder's ability to sell, transfer or otherwise dispose of the Company Shares, Company Options, Company Warrants, the shares of Parent Common Stock that Stockholder is to receive in the Merger (the "Parent Shares") and the options to purchase shares of Parent Common Stock that Stockholder is to receive in respect of the Company Options in connection with the Merger. Stockholder fully understands the limitations this Affiliate Agreement places upon Stockholder's ability to sell, transfer or otherwise dispose of securities of the Company and securities of Parent.

            (F) Stockholder understands that the representations, warranties and covenants set forth in this Affiliate Agreement will be relied upon by Parent and its counsel and accountants for purposes of determining whether Parent should proceed with the Merger.

      2. PROHIBITIONS AGAINST TRANSFER. Stockholder agrees that Stockholder shall not effect any sale, transfer or other disposition of any Parent Shares unless:

            (A) such sale, transfer or other disposition is effected pursuant to an effective registration statement under the Securities Act;

            (B) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145 under the Securities Act, as evidenced by a broker's letter and a representation letter executed by Stockholder (satisfactory in form and content to Parent) stating that such requirements have been met;

            (C) counsel reasonably satisfactory to Parent shall have advised Parent in a written opinion letter (satisfactory in form and content to Parent), upon which Parent may rely, that such sale, transfer or other disposition will be exempt from the registration requirements of the Securities Act; or

            (D) an authorized representative of the SEC shall have rendered written advice to Stockholder to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to such proposed sale, transfer or other disposition, and a copy of such written advice and all other related communications with the SEC shall have been delivered to Parent.

      3.    STOP TRANSFER INSTRUCTIONS; LEGEND.

            Stockholder acknowledges and agrees that (a) stop transfer instructions will be given to Parent's transfer agent with respect to the Parent Shares, and (b) each certificate representing any of such shares shall bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

            "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145(d) OF THE SECURITIES ACT OF 1933 APPLIES AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH RULE AND IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED AS OF AUGUST ___, 2000, BETWEEN THE REGISTERED HOLDER HEREOF AND THE ISSUER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF THE ISSUER."

      4. INDEPENDENCE OF OBLIGATIONS. The covenants and obligations of Stockholder set forth in this Affiliate Agreement shall be construed as independent of any other agreement or arrangement between Stockholder, on the one hand, and the Company or Parent, on the other. The existence of any claim or cause of action by Stockholder against the Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against Stockholder.

      5. SPECIFIC PERFORMANCE. Stockholder agrees that in the event of any breach or threatened breach by Stockholder of any covenant, obligation or other provision contained in this Affiliate Agreement, Parent shall be entitled (in addition to any other remedy that may be available to Parent) to: (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision; and (b) an injunction restraining such breach or threatened breach. Stockholder further agrees that neither Parent nor any other person or entity shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5, and Stockholder irrevocably waives any right he may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

      6. OTHER AGREEMENTS. Nothing in this Affiliate Agreement shall limit any of the rights or remedies of Parent under the Reorganization Agreement, or any of the rights or remedies of Parent or any of the obligations of Stockholder under any agreement between Stockholder and Parent or any certificate or instrument executed by Stockholder in favor of Parent; and nothing in the Reorganization Agreement or in any other agreement, certificate or instrument shall limit any of the rights or remedies of Parent or any of the obligations of Stockholder under this Affiliate Agreement.

      7. NOTICES. Any notice or other communication required or permitted to be delivered to Stockholder or Parent under this Affiliate Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party):

       If to Parent or Merger Sub:    EXELIXIS, INC.
                                      170 Harbor Way
                                      South San Francisco, CA 94083
                                      Attn: Chief Financial Officer
                                      Facsimile: (650) 837-8300

                                      ATHENS ACQUISITION CORP.
                                      c/o Exelixis, Inc.
                                      170 Harbor Way
                                      South San Francisco, CA 94083
                                      Attn: Chief Financial Officer
                                      Facsimile: (650) 837-8300

                                      IN EACH CASE WITH A COPY TO:

                                      Cooley Godward LLP
                                      Five Palo Alto Square
                                      3000 El Camino Real
                                      Palo Alto, CA 94306
                                      Attn:  Robert  L.  Jones  and  Suzanne
                                             Sawochka Hooper
                                      Facsimile: (650) 849-7400


       If to Stockholder:             -----------------------------
                                      -----------------------------
                                      -----------------------------
                                      -----------------------------



      8. SEVERABILITY. If any provision of this Affiliate Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Affiliate Agreement. Each provision of this Affiliate Agreement is separable from every other provision of this Affiliate Agreement, and each part of each provision of this Affiliate Agreement is separable from every other part of such provision.

      9. APPLICABLE LAW; JURISDICTION. THIS AFFILIATE AGREEMENT IS MADE UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. In any action between or among any of the parties, whether arising out of this Affiliate Agreement or otherwise, (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the State of California; (b) if any such action is commended in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the Northern District of California; (c) each of the parties irrevocably waives the right to trial by jury; and (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepared, to the address at which such party is to receive notice in accordance with Section 7.

      10. WAIVER; TERMINATION. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Affiliate Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Affiliate Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim arising out of this Affiliate Agreement, or any power, right, privilege or remedy under this Affiliate Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given. If the Reorganization Agreement is terminated, this Affiliate Agreement shall thereupon terminate.

      11. CAPTIONS. The captions contained in this Affiliate Agreement are for convenience of reference only, shall not be deemed to be a part of this Affiliate Agreement and shall not be referred to in connection with the construction or interpretation of this Affiliate Agreement.

      12. FURTHER ASSURANCES. Stockholder shall execute and/or cause to be delivered to Parent such instruments and other documents and shall take such other actions as Parent may reasonably request to effectuate the intent and purposes of this Affiliate Agreement.

      13. ENTIRE AGREEMENT. This Affiliate Agreement, the Reorganization Agreement and any Voting Agreement or Noncompetition Agreement between Stockholder and Parent collectively set forth the entire understanding of Parent and Stockholder relating to the subject matter hereof and thereof and supersede all other prior agreements and understandings between Parent and Stockholder relating to the subject matter hereof and thereof.

      14. NON-EXCLUSIVITY. The rights and remedies of Parent hereunder are not exclusive of or limited by any other rights or remedies which Parent may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative).

      15. AMENDMENTS. This Affiliate Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent and Stockholder.

      16. ASSIGNMENT. This Affiliate Agreement and all obligations of Stockholder hereunder are personal to Stockholder and may not be transferred or delegated by Stockholder at any time. Parent may freely assign any or all of its rights under this Affiliate Agreement, in whole or in part, to any other person or entity without obtaining the consent or approval of Stockholder.

      17. BINDING NATURE. Subject to Section 16, this Affiliate Agreement will inure to the benefit of Parent and its successors and assigns and will be binding upon Stockholder and Stockholder's representatives, executors, administrators, estate, heirs, successors and assigns.

      18. SURVIVAL. Each of the representations, warranties, covenants and obligations contained in this Affiliate Agreement shall survive the consummation of the Merger.

      Stockholder has executed this Affiliate Agreement on the date first written above.

                                    ------------------------------------------
                                                   (SIGNATURE)

                                    ------------------------------------------
                                                  (Print Name)

NUMBER OF OUTSTANDING SHARES OF
CAPITAL STOCK OF THE COMPANY
HELD BY STOCKHOLDER:

-------------------------------

NUMBER OF SHARES OF CAPITAL STOCK
OF THE COMPANY SUBJECT TO OPTIONS
HELD BY STOCKHOLDER:

-------------------------------


NUMBER OF SHARES OF CAPITAL STOCK
OF THE COMPANY SUBJECT TO WARRANTS
HELD BY STOCKHOLDER:

-------------------------------

009093\00036\355718 V001

                                    EXHIBIT C


                  FORM OF COMPANY TAX REPRESENTATION LETTER


_____________, 2000

Cooley Godward LLP                        Tonkon Torp LLP
Five Palo Alto Square                     1600 Pioneer Tower
3000 El Camino Real                       888 SW Fifth Avenue
Palo Alto, CA  94306                      Portland, OR  97205-2099

      RE: MERGER PURSUANT TO THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, INCLUDING EXHIBITS AND SCHEDULES THERETO (THE "MERGER AGREEMENT"), DATED AS OF AUGUST __, 2000, BY AND AMONG CRETE, A DELAWARE CORPORATION ("PARENT"), ATHENS ACQUISITION CORP., A DELAWARE CORPORATION ("MERGER SUB"), AND ATHENS, A DELAWARE CORPORATION (THE "COMPANY").

Ladies and Gentlemen:

      This letter is supplied to you in connection with your rendering of opinions regarding certain federal income tax consequences of the above captioned merger (the "Merger"). Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Merger Agreement.

      After consulting with its counsel and auditors regarding the meaning of and factual support for the following representations, the undersigned hereby certifies and represents that the following facts are now true and will continue to be true through the Effective Time and thereafter where relevant:

      1. Pursuant to the Merger, Merger Sub will merge with and into the Company, and the Company will acquire all of the assets and liabilities of Merger Sub. At least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by the Company immediately prior to the Merger, and at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Merger Sub immediately prior to the Merger will be held by the Company after the Merger. For the purpose of determining the percentage of net and gross assets held by the Company immediately following the Merger, the following assets will be treated as property held by the Company or Merger Sub, as the case may be, immediately prior to the Merger but not by the Company subsequent to the Merger:
(i) assets disposed of by the Company or Merger Sub (other than assets transferred by Merger Sub to the Company in the Merger) prior to or subsequent to the Merger and in contemplation thereof (including, without limitation, any asset disposed of by the Company or Merger Sub, other than in the ordinary course of business, pursuant to a plan or intent existing during the period ending at the Effective Time and beginning with the commencement of negotiations (whether formal or




                                       1.

informal) with Parent regarding the Merger (the "Pre-Merger Period")), (ii) assets used by the Company or Merger Sub to pay expenses or liabilities incurred in connection with the Merger, (iii) assets used by the Company or Merger Sub to make payments to Company stockholders perfecting appraisal rights or in lieu of fractional shares of Parent Common Stock, and (iv) assets used by the Company or Merger Sub to make distribution, redemption or other payments in respect of Company stock or rights to acquire such stock (including payments treated as such for tax purposes) that are made in contemplation of the Merger or related thereto;

      2. The Company has made no transfer of any of its assets (including any distribution of assets with respect to, or in redemption of, stock) in contemplation of the Merger or during the Pre-Merger Period other than (i) in the ordinary course of business and (ii) payments for expenses incurred in connection with the Merger;

      3. The Merger is being undertaken for business reasons and not for the purpose of tax avoidance;

      4. At the Effective Time, the Company will have no stock or other equity interests outstanding other than those set forth in Section 2.3 of the Merger Agreement and will not have any warrants, options, convertible securities or any other type of right outstanding pursuant to which any person could acquire any shares of Company stock or any other equity interest in the Company that, if exercised or converted, could affect Parent's acquisition or retention of "Control" of the Company (as defined in Section 368(c) of the Internal Revenue Code of 1986, as amended (the "Code")). As used herein, "Control" of a corporation shall consist of direct ownership of stock possessing at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of each other class of stock of the corporation. For purposes of determining Control, a person shall not be considered to own voting stock if rights to vote such stock (or to restrict or otherwise control the voting of such stock) are held by a third party (including a voting trust) other than an agent of such person;

      5. In the Merger, shares of Company stock representing Control of the Company will be exchanged solely for voting stock of Parent. For purposes of this certificate, shares of Company stock exchanged in the Merger for cash and other property (including, without limitation, cash paid to Company stockholders perfecting appraisal rights or in lieu of fractional shares of Parent Common Stock) will be treated as shares of Company stock outstanding on the date of the Merger but not exchanged for voting stock of Parent;

      6. The liabilities of the Company have been incurred by the Company in the ordinary course of its business;

      7. The Company does not and will not at the Effective Time have any liability (i) to any Company stockholder incurred in exchange for cash or other asset transferred to the Company, or (ii) to Parent or Merger Sub;

      8. No Company stockholder has guaranteed any Company indebtedness that is currently outstanding or will be outstanding at the Effective Time;




                                       2.

      9. The fair market value of the Company's assets will, at the Effective Time, exceed the aggregate liabilities of the Company plus the amount of liabilities, if any, to which such assets are subject;

      10. Other than shares of Company stock or Company Options issued as compensation to present or former service providers (including, without limitation, employees and directors) of the Company in the ordinary course of business, no issuances of Company stock or rights to acquire Company stock have occurred or will occur during the Pre-Merger Period other than pursuant to options, warrants or agreements outstanding prior to the Pre-Merger Period or as otherwise specifically identified in the Merger Agreement;

      11. Cash or other property paid to employees of the Company during the Pre-Merger Period has been or will be in the ordinary course of business or pursuant to agreements entered into prior to the Pre-Merger Period;

      12. The Company is not and will not be at the Effective Time an "investment company" within the meaning of Section 368(a)(2)(F)(iii) and (iv) of the Code;

      13. The Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code;

      14. The Company (i) has not redeemed and will not redeem any of its stock prior to and in connection with the Merger, and (ii) has not made and will not make any extraordinary distributions (within the meaning of Section 1.368-1T(e)(1) of the Treasury Regulations) with respect to its stock prior to and in connection with the Merger. For the purposes of this representation, extraordinary distributions will not include periodic dividends that are consistent with the Company's historic dividend practices;

      15. No person related to the Company (within the meaning of Section 1.368-1(e)(3) of the Treasury Regulations, without regard to Section 1.368-1(e)(3)(i)(A)) has acquired or will acquire any stock of the Company prior to and in connection with the Merger;

      16. Except with respect to payments of cash to Company stockholders perfecting appraisal rights or in lieu of fractional shares of Parent Common Stock, one hundred percent (100%) of the Company stock outstanding immediately prior to the Merger will be exchanged solely for Parent voting stock. The total market value of all consideration other than shares of Parent Common Stock that will be paid for shares of Company stock exchanged pursuant to the Merger Agreement will be less than ten percent (10%) of the aggregate fair market value of the shares of Company stock outstanding immediately prior to the Merger;

      17. At the Effective Time, the fair market value of the Parent Common Stock received by each Company stockholder will be approximately equal to the fair market value of the Company stock surrendered in exchange therefor, and the aggregate consideration received by the Company stockholders, as described in
Section 1.5 of the Merger Agreement, in exchange for their Company stock will be approximately equal to the fair market value of all of the outstanding shares of Company stock immediately prior to the Merger;




                                       3.

      18. Parent, Merger Sub, the Company and the stockholders of the Company will each pay separately its or their own expenses, if any, in connection with the Merger (other than expenses directly related to the transaction within the guidelines set forth in Revenue Ruling 73-54, 1973-1 C.B. 187);

      19. The terms of the Merger Agreement and all other agreements entered into in connection therewith are the product of arm's-length negotiations;

      20. None of the payments received by any stockholder-employees or stockholder-independent contractors of the Company that are designated as compensation are actually separate consideration for, or allocable to, any of their shares of Company stock; none of the shares of Parent Common Stock received by any stockholder-employees or stockholder-independent contractors of the Company in exchange for shares of Company stock are actually separate consideration for, or allocable to, any employment agreement, consulting agreement covenant not to compete or release; and the compensation paid to any stockholder-employees or stockholder-independent contractors of the Company will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services;

      21. No direct or indirect subsidiary (whether or not incorporated) of the Company owns any share of Company stock;

      22. The Company, to its best knowledge and belief, will continue its historic business or use a significant portion of its historic business assets in a business following the Merger;

      23. There is no intercorporate indebtedness existing between Parent and the Company or between Merger Sub and the Company;

      24. The payment of cash in lieu of fractional shares of Parent Common Stock in connection with the consummation of the Merger is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to Company stockholders instead of issuing fractional shares of Parent Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the transaction to Company stockholders in exchange for their stock. The fractional share interests of each stockholder will be aggregated and no Company stockholder will receive cash in an amount equal to or greater than the value of one full share of Parent Common Stock;

      25. With respect to each instance, if any, in which shares of stock of the Company have been purchased by a stockholder of Parent (a "Stockholder") during the Pre-Merger Period (a "Stock Purchase"): (i) to the knowledge of the Company
(A) the Stock Purchase was made by such Stockholder on its own behalf, rather than as a representative, or for the benefit, of Parent (B) the Stock Purchase was entered into solely to satisfy the separate interests of such Stockholder and was the product of arm's length negotiations; and (ii) the Stock Purchase was not a formal or informal condition to consummation of the Merger;

      26. The Merger will be consummated in compliance with the material terms of the Merger Agreement, none of the material terms and conditions therein have been waived or




                                       4.

modified, and the Company has no plan or intention to waive or modify any such material terms and conditions;

      27. Each of the representations made by the Company in the Merger Agreement and any other documents associated therewith is true and accurate; and

      28.  The   undersigned   officer  is   authorized   to  make  all  of  the
certifications and representations on behalf of the Company set forth herein.

      The undersigned recognizes that (i) your opinions will be based on, among other things, the accuracy of the representations set forth herein and on the statements contained in the Merger Agreement and documents related thereto, (ii) your opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations are not accurate in all material respects, or if any of the covenants and obligations set forth in the Merger Agreement are not satisfied in all material respects and
(iii) your opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

      Notwithstanding anything herein to the contrary, the undersigned makes no representations regarding any actions or conduct of the Company pursuant to Parent's exercise of control over the Company after the Merger.

      The Company undertakes to inform you immediately should any of the foregoing statements or representations become untrue, incorrect or incomplete in any respect on or prior to the Effective Time.

                                          Very truly yours,

                                          ATHENS, a Delaware corporation



                                          By:
                                              --------------------------------
                                          Printed Name:
                                                            ------------------

                                          Title:
                                                 -----------------------------
















                                       5.